Exhibit 10.1

$1,000,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED

CREDIT AGREEMENT

by and among

CONSOL ENERGY INC.

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION and

CITICORP NORTH AMERICA, INC.,

as the Co-Administrative Agents

and

THE BANK OF NOVA SCOTIA

BANK OF AMERICA, N.A., and

UNION BANK OF CALIFORNIA, N.A.,

as the Co-Syndication Agents

and

PNC CAPITAL MARKETS LLC and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers

Dated as of June 27, 2007

TABLE OF CONTENTS

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		32
		1.2.1	Number; Inclusion.	32
		1.2.2	Determination.	33
		1.2.3	Paying Agent's Discretion and Consent.	33
		1.2.4	Documents Taken as a Whole.	33
		1.2.5	Headings.	33
		1.2.6	Implied References to this Agreement.	33
		1.2.7	Persons.	33
		1.2.8	Modifications to Documents.	34
		1.2.9	From, To and Through.	34
		1.2.10	Shall; Will.	34
	1.3	Accounting Principles.		34

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			34
	2.1	Revolving Credit Commitments.		34
		2.1.1	Revolving Credit Loans.	34
		2.1.2	Swing Loan Commitment.	35
	2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.		35
	2.3	Commitment Fees.		35
	2.4	Voluntary Commitment Reduction.		36
	2.5	Loan Requests.		36
		2.5.1	Revolving Credit Loan Requests.	36
		2.5.2	Swing Loan Requests.	37
	2.6	Making Revolving Credit Loans and Swing Loans.		37
		2.6.1	Making Revolving Credit Loans.	37
		2.6.2	Making Swing Loans.	37
	2.7	Revolving Credit Notes and Swing Loan Note.		37
		2.7.1	Revolving Credit Note.	37
		2.7.2	Swing Loan Note.	38
	2.8	Use of Proceeds.		38
	2.9	Letter of Credit Subfacility.		38
		2.9.1	Issuance of Letters of Credit.	38
		2.9.2	Letter of Credit Fees.	39
		2.9.3	Participations, Disbursements, Reimbursement.	40
		2.9.4	Repayment of Participation Advances.	41
		2.9.5	Documentation.	42
		2.9.6	Determinations to Honor Drawing Requests.	42
		2.9.7	Nature of Participation and Reimbursement Obligations.	42
		2.9.8	Indemnity.	44
		2.9.9	Liability for Acts and Omissions.	44

	2.10	Borrowings to Repay Swing Loans.		46
	2.11	Increase in Revolving Credit Commitments.		46

3.	INTENTIONALLY OMITTED			48

4.	INTEREST RATES			48
	4.1	Interest Rate Options.		48
		4.1.1	Revolving Credit Interest Rate Options.	49
		4.1.2	Interest Rate for Swing Loans.	49
		4.1.3	Rate Quotations.	49
	4.2	Interest Periods.		49
		4.2.1	Amount of Borrowing Tranche.	49
		4.2.2	Renewals.	50
	4.3	Interest After Default.		50
		4.3.1	Letter of Credit Fees, Interest Rate.	50
		4.3.2	Other Obligations.	50
		4.3.3	Acknowledgment.	50
		4.3.4	Euro-Rate Option Not Available Under Certain Circumstances.	50
	4.4	Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		50
		4.4.1	Unascertainable.	50
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	51
		4.4.3	Paying Agent's and Lender's Rights.	51
	4.5	Selection of Interest Rate Options.		52

5.	PAYMENTS			52
	5.1	Payments.		52
	5.2	Pro Rata Treatment of Lenders.		52
	5.3	Interest Payment Dates.		53
	5.4	Voluntary Prepayments.		53
		5.4.1	Right to Prepay.	53
		5.4.2	Replacement of a Lender.	54
		5.4.3	Mitigation Obligation.	55
	5.5	Additional Compensation in Certain Circumstances.		55
		5.5.1	Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.	55
		5.5.2	Indemnity.	56

6.	REPRESENTATIONS AND WARRANTIES			57
	6.1	Representations and Warranties.		57
		6.1.1	Organization and Qualification.	57
		6.1.2	Subsidiaries.	57
		6.1.3	Power and Authority.	57
		6.1.4	Validity and Binding Effect.	57

		6.1.5	No Conflict.	58
		6.1.6	Litigation.	58
		6.1.7	Financial Statements.	58
		6.1.8	Use of Proceeds; Margin Stock; Section 20 Subsidiaries.	59
		6.1.9	Full Disclosure.	59
		6.1.10	Taxes.	60
		6.1.11	Consents and Approvals.	60
		6.1.12	No Event of Default; Compliance with Instruments.	60
		6.1.13	Insurance.	60
		6.1.14	Compliance with Laws.	60
		6.1.15	Material Contracts; Burdensome Restrictions.	61
		6.1.16	Investment Companies; Regulated Entities.	61
		6.1.17	ERISA Compliance.	61
		6.1.18	Employment Matters; Coal Act; Black Lung Act.	62
		6.1.19	Environmental Matters.	62
		6.1.20	Anti-Terrorism Laws.	63
	6.2	Updates to Schedules.		63

7.	CONDITIONS TO AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT; CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			64
	7.1	Conditions to Amendment and Restatement of Existing Credit Agreement.		64
		7.1.1	Officer's Certificate.	64
		7.1.2	Secretary's Certificate.	64
		7.1.3	Delivery of Loan Documents.	65
		7.1.4	Opinion of Counsel.	65
		7.1.5	Legal Details.	66
		7.1.6	Payment of Fees.	66
		7.1.7	Officer's Certificate Regarding MACs.	66
		7.1.8	No Violation of Laws.	66
		7.1.9	No Actions or Proceedings.	66
		7.1.10	Schedules.	67
		7.1.11	Financial Statements and Financial Projections.	67
		7.1.12	ERISA; Other Due Diligence.	67
		7.1.13	Refinancing.	67
		7.1.14	Certain Amended and Restated Exhibits.	68
	7.2	Each Additional Loan or Letter of Credit.		68

8.	COVENANTS			69
	8.1	Affirmative Covenants.		69
		8.1.1	Preservation of Existence, Etc.	69
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	69
		8.1.3	Maintenance of Insurance.	69
		8.1.4	Maintenance of Properties and Leases.	70
		8.1.5	Visitation Rights; Field Examinations.	70

		8.1.6	Keeping of Records and Books of Account.	71
		8.1.7	Compliance with Laws.	71
		8.1.8	Use of Proceeds.	71
		8.1.9	Further Assurances.	71
		8.1.10	Subordination of Intercompany Loans.	72
		8.1.11	Tax Shelter Regulations.	72
		8.1.12	Anti-Terrorism Laws.	72
		8.1.13	Maintenance of Coal Supply Agreements and Material Contracts.	72
		8.1.14	Collateral.	72
		8.1.15	Liens on Miller Creek and Holden Reserves.	73
	8.2	Negative Covenants.		73
		8.2.1	Indebtedness.	73
		8.2.2	Liens.	74
		8.2.3	Guaranties.	74
		8.2.4	Loans and Investments.	75
		8.2.5	Dividends and Related Distributions.	77
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	78
		8.2.7	Dispositions of Assets or Subsidiaries.	79
		8.2.8	Affiliate Transactions.	81
		8.2.9	Subsidiaries, Partnerships and Joint Ventures.	81
		8.2.10	Continuation of or Change in Business.	82
		8.2.11	Fiscal Year.	82
		8.2.12	Issuance of Stock.	82
		8.2.13	Changes in Organizational Documents; Amendments to Receivables Purchase Agreement.	82
		8.2.14	Certain Matters Regarding Senior Notes (2002) and Certain Other Indebtedness.	83
		8.2.15	Maximum Leverage Ratio.	83
		8.2.16	Minimum Interest Coverage Ratio.	83
		8.2.17	Inconsistent Agreements.	83
		8.2.18	Restrictions on Upstream Dividends and Payments.	83
		8.2.19	Certain Matters Regarding the Collateral Trust Agreement.	83
	8.3	Reporting Requirements.		84
		8.3.1	Quarterly Financial Statements.	84
		8.3.2	Annual Financial Statements.	84
		8.3.3	SEC Web Site.	85
		8.3.4	Certificate of the Borrower.	85
		8.3.5	Notices.	85
		8.3.6	Certain Events.	85
		8.3.7	Other Reports and Information.	86
		8.3.8	Tax Shelter Provisions.	86

9.	DEFAULT			87
	9.1	Events of Default.		87

		9.1.1	Payments Under Loan Documents.	87
		9.1.2	Breach of Warranty.	87
		9.1.3	Breach of Negative Covenants or Visitation Rights.	87
		9.1.4	Breach of Other Covenants.	87
		9.1.5	Defaults in Other Agreements or Indebtedness.	88
		9.1.6	Final Judgments or Orders.	88
		9.1.7	Loan Document Unenforceable; Collateral Trust Agreement Unenforceable.	88
		9.1.8	Inability to Pay Debts; Attachment.	88
		9.1.9	ERISA.	89
		9.1.10	Change of Control.	89
		9.1.11	Involuntary Proceedings.	89
		9.1.12	Voluntary Proceedings.	89
	9.2	Consequences of Event of Default.		90
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	90
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	90
		9.2.3	Set-off.	90
		9.2.4	Suits, Actions, Proceedings.	91
		9.2.5	Application of Proceeds; Collateral Trust Agreement.	91
		9.2.6	Other Rights and Remedies.	92
	9.3	Notice of Sale.		92

10.	THE PAYING AGENT; THE CO-ADMINISTRATIVE AGENTS			93
	10.1	Appointment.		93
	10.2	Delegation of Duties.		93
	10.3	Nature of Duties; Independent Credit Investigation.		93
	10.4	Actions in Discretion of Agents; Instructions From the Lenders.		94
	10.5	Reimbursement and Indemnification of Agents by the Borrower.		95
	10.6	Exculpatory Provisions; Limitation of Liability.		95
	10.7	Reimbursement and Indemnification of Agents by Lenders.		96
	10.8	Reliance by Agents.		97
	10.9	Notice of Default.		97
	10.10	Notices.		97
	10.11	Lenders in Their Individual Capacities.		97
	10.12	Holders of Notes.		98
	10.13	Equalization of Lenders.		98
	10.14	Successor Agents.		98
	10.15	Agent's Fee.		99
	10.16	Availability of Funds.		99
	10.17	Calculations.		100
	10.18	No Reliance on Agents' Customer Identification Program.		100
	10.19	Beneficiaries.		100
	10.20	Certain Releases of Guarantors and Collateral; Security Release Event.		101
	10.21	Certain Matters Regarding the Collateral Trust Agreement.		101

v

11.	MISCELLANEOUS			102
	11.1	Modifications, Amendments or Waivers.		102
		11.1.1	Increase of Commitment; Extension of Expiration Date; Modification of Terms of Payment.	102
		11.1.2	Release of Collateral.	102
		11.1.3	Release of Guarantor.	103
		11.1.4	Miscellaneous.	103
	11.2	No Implied Waivers; Cumulative Remedies; Writing Required.		103
	11.3	Reimbursement and Indemnification of Lenders by the Borrower; Taxes.		103
	11.4	Holidays.		104
	11.5	Funding by Branch, Subsidiary or Affiliate.		105
		11.5.1	Notional Funding.	105
		11.5.2	Actual Funding.	105
	11.6	Notices.		105
	11.7	Severability.		106
	11.8	Governing Law.		106
	11.9	Prior Understanding.		107
	11.10	Duration; Survival.		107
	11.11	Successors and Assigns; Joinder of New Lenders.		107
	11.12	Confidentiality.		109
		11.12.1	General.	109
		11.12.2	Sharing Information With Affiliates of the Lenders.	110
	11.13	Counterparts.		110
	11.14	Exceptions.		110
	11.15	CONSENT TO FORUM; WAIVER OF JURY TRIAL.		110
	11.16	Certifications From Lenders and Participants.		111
		11.16.1	Tax Withholding.	111
		11.16.2	USA Patriot Act.	112
	11.17	Joinder of Guarantors.		112
	11.18	Register.		113
	11.19	Amendment and Restatement; No Novation; Confirmation and Agreement as to Loan Documents.		114
	11.20	Certain Actions by Agent.		115

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	–	PRICING GRID
SCHEDULE 1.1(B)	–	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	–	PERMITTED LIENS
SCHEDULE 1.1(R)		REAL PROPERTY
SCHEDULE 2.9.1	–	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	–	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	–	SUBSIDIARIES
SCHEDULE 6.1.13	–	INSURANCE POLICIES
SCHEDULE 6.1.17	–	EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 8.1.14	–	ASSETS EXCLUDED FROM LIENS
SCHEDULE 8.2.1	–	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.3	–	PERMITTED GUARANTIES
SCHEDULE 11.19	–	ORIGINAL LOAN DOCUMENTS

EXHIBITS

EXHIBIT 1.1(A)	–	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	–	NEW LENDER JOINDER
EXHIBIT 1.1(C)	–	COLLATERAL TRUST AGREEMENT
EXHIBIT 1.1(G)(1)	–	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	–	GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)	–	INDEMNITY
EXHIBIT 1.1(I)(2)	–	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)(1)	–	MORTGAGE
EXHIBIT 1.1(M)(2)	–	AMENDMENT NO. 1 TO MORTGAGE
EXHIBIT 1.1(M)(3)	–	AMENDMENT NO. 2 TO MORTGAGE
EXHIBIT 1.1(P)(1)	–	PATENT, TRADEMARK AND COPYRIGHT ASSIGNMENT
EXHIBIT 1.1(P)(2)	–	PLEDGE AGREEMENT
EXHIBIT 1.1(R)	–	REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)(1)	–	SECURITY AGREEMENT
EXHIBIT 1.1(S)(2)	–	SWING LOAN NOTE
EXHIBIT 2.5.1	–	LOAN REQUEST; RATE REQUEST
EXHIBIT 2.5.2	–	SWING LOAN REQUEST
EXHIBIT 7.1.4(A)	–	OPINION OF COUNSEL
EXHIBIT 7.1.4(B)	–	OPINION OF MCGUIRE WOODS LLP
EXHIBIT 7.1.4(C)	–	OPINION OF LOCAL COUNSEL
EXHIBIT 8.2.6	–	ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.4	–	QUARTERLY COMPLIANCE CERTIFICATE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 27, 2007 and is made by and among CONSOL ENERGY INC., a Delaware corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), THE BANK OF NOVA SCOTIA, BANK OF AMERICA, N.A., and UNION BANK OF CALIFORNIA, N.A., each in its capacity as a co-syndication agent, and PNC BANK, NATIONAL ASSOCIATION and CITICORP NORTH AMERICA, INC., in their capacity as co-administrative agents for the Lenders under this Agreement (collectively, the “Co-Administrative Agents”).

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the lenders party thereto, The Bank of Nova Scotia, Bank of American, N.A. (as successor to Fleet National Bank), and Union Bank of California, N.A., each in its capacity as a co-syndication agent, and PNC Bank, National Association and Citicorp North America, Inc., as co-administrative agents for the Lenders, are parties to that certain Amended and Restated Credit Agreement, dated as of April 1, 2005 (the “Existing Credit Agreement”), providing for a $750,000,000 revolving credit facility to the Borrower; and

WHEREAS, the Borrower has requested the Lenders to amend and restate the Existing Credit Agreement to provide a $1,000,000,000 revolving credit facility with sub-facilities for the issuance of letters of credit and swing loans; and

WHEREAS, the Lenders agree to amend and restate the Existing Credit Agreement subject to the terms and conditions in this Agreement; and

WHEREAS, the liens, security interests and guaranties securing and supporting the Existing Credit Agreement shall continue to secure and support the Obligations as amended and restated pursuant to this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1	Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by any Loan Party.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agent's Fee shall have the meaning assigned to that term in Section 10.15.

Agreement shall mean this Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Lender Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum at the indicated level of Leverage Ratio in the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to Base Rate under the Base Rate Option at the indicated level of Applicable Leverage Ratio in the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Spread," and

(B) the percentage spread to be added to Euro-Rate under the Euro-Rate Option at the indicated level of Applicable Leverage Ratio in the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Euro-Rate Spread."

The Applicable Margin shall be determined in accordance with the parameters set forth on Schedule 1.1(A).

Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Paying Agent, as Paying Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).

Authorized Financial Officer of any Person shall mean the chief financial officer, treasurer or vice-president finance of such Person or, if there is no chief financial officer or vice-president finance of such Person, a vice president of such Person, designated by such Person as being a financial officer authorized to deliver and certify financial information on behalf of the Loan Parties required hereunder.

Authorized Officer shall mean those individuals, designated by written notice to the Paying Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Paying Agent.

Availability shall mean, as of the date of determination, an amount, which equals the sum of (i) the amount of cash as of such date of the Loan Parties that is not subject to any Lien or other restriction regarding the use or investment thereof, (ii) the difference (if a positive number) between the amount of the Revolving Credit Commitments as of such date, less the Revolving Exposures as of such date, and (iii) unused availability under the Permitted Receivables Financing.

Baltimore Dock Facility means that certain terminal, storage, loading and dock facility, including all facilities and equipment supporting such facility, located in Baltimore, Maryland owned as of the Closing Date by CNX Marine Terminals, Inc., including all related easements, rights of way and the similar interests used or useful in connection with such facility.

Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Paying Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Paying Agent, or (ii) the Federal Funds Open Rate plus 1/2% per annum.

Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

Blocked Person shall have the meaning assigned to such term in Section 6.1.20.2.

Borrower shall mean CONSOL Energy Inc., a corporation organized and existing under the laws of the State of Delaware.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal thereof, which date shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Capture shall mean to collect, treat (if necessary), process (if necessary), transport, store (if necessary), market, and sell Gas that is available from any well or any bore or vent hole.

Cash On Hand shall mean, as of any date of determination, an amount equal to the aggregate amount of all cash and cash equivalents of the Loan Parties and CNX Funding as determined, on a consolidated basis in accordance with GAAP, as of such date (other than cash and cash equivalents which secure any Indebtedness as of such date).

Casualty Event shall mean, with respect to any assets of any Loan Party, any loss of title to, any damage to or destruction of, or any condemnation or other taking (including by any Official Body) of, any such assets that occurs after the Closing Date for which the Borrower or any other Loan Party receives insurance proceeds or proceeds of a condemnation award or any other compensation; provided, however, no such event or series of related events shall constitute a Casualty Event if such proceeds or other compensation in respect thereof is less than Threshold Amount in the aggregate with respect to such event or series of related events. Casualty Event shall include but not be limited to any taking of all or any part of any real property of the Borrower or any other Loan Party in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition or the use or occupancy of all or any part of any real property by any Official Body, civil or military.

Closing Date shall mean the date of this Agreement.

CNX Funding shall mean CNX Funding Corporation, a Delaware corporation.

CNX Gas shall mean CNX Gas Corporation, a Delaware corporation.

Co-Administrative Agents shall mean PNC Bank, National Association and Citicorp North America, Inc., in their capacity as co-administrative agents for the Lenders under this Agreement and their respective successors and assigns.

Coal shall mean all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including without limitation, bituminous and sub-bituminous coal, and lignite.

Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

Coal Gas shall mean occluded methane gas and all associated natural gas and other hydrocarbons of whatever quality or quantity, whether known or unknown, that are, can be, or historically have been produced or emitted from coalbeds, coal formations, coal seams, mined out areas, gob areas, or any related, associated, or adjacent rock material or strata, together with all substances produced with each of the foregoing or refined therefrom. For the avoidance of doubt, the term "Coal Gas" shall expressly include all substances commonly known as "coalbed methane," "coal mine methane," and "gob gas."

Coal Operations shall mean, with respect to the Loan Parties, taken as a whole, the business operations of the Loan Parties as conducted as of the Closing Date and as thereafter conducted in reasonable conformity with operations contemplated in the Financial Projections, including without limitation coal mining activities based upon the mining used in the preparation of the Financial Projections.

Code means the Internal Revenue Code of 1986.

Collateral shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral, the Real Property and the vessels that are the subject of the Ship Mortgages, but shall not include any asset that shall have been released, pursuant to Section 10.20 or 11.1.2, from the Liens created in connection with this Agreement.

Collateral Trust Agreement shall mean the Collateral Trust Agreement, substantially in the form of Exhibit 1.1(C) hereto, as amended by that certain Amendment No. 1 to Collateral Trust Agreement, dated as of the Closing Date, among the Collateral Trustee and the Loan Parties, as the same may hereafter be modified, amended, restated, supplemented, refinanced or replaced from time to time in accordance herewith.

Collateral Trustee shall mean, individually as the context requires, Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee under the Collateral Trust Agreement (together with any successor corporate trustee appointed pursuant to the Collateral Trust Agreement) or David A. Vanaskey, an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee under the Collateral Trust Agreement (together with any successor individual trustee appointed pursuant to the Collateral Trust Agreement), and Collateral Trustee shall mean, collectively, as the context requires, both of the foregoing.

Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

Commitment shall mean as to any Lender its Revolving Credit Commitment plus, in the case of the Paying Agent, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning assigned to that term in Section 2.3.

Compliance Certificate shall have the meaning assigned to such term in Section 8.3.4.

Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

Consolidated Cash Interest Expense for any period of determination shall mean, the amount of interest expense (in each case required in accordance with the terms of the note, instrument or other agreement applicable thereto to be payable in cash) of the Loan Parties and CNX Funding for such period determined and consolidated in accordance with GAAP.

Consolidated EBITDA for any period of determination shall mean, without duplication, the sum of (i) Consolidated Net Income (excluding non-cash compensation expenses related to common stock and other equity securities issued to employees, extraordinary gains and losses, and gains or losses on discontinued operations) plus (ii) to the extent included in determining Consolidated Net Income, (a) interest expense (net of interest income), plus (b) the sum of all income tax expense, depreciation, depletion and amortization of property, plant, equipment and intangibles, plus (c) non-cash debt extinguishment costs, plus (d) non-cash charges due to cumulative effects of changes in accounting principles, plus (iii) cash dividends or distributions received by the Loan Parties from Excluded Subsidiaries and Affiliates that are not Loan Parties except to the extent that any cash dividends or distributions received by the Loan Parties in connection with a Permitted Gas Properties Transaction are used for a distribution or dividend by the Borrower, for such period determined and consolidated in accordance with GAAP and provided, further, that for the purposes of this definition, with respect to any Material Acquisition/Disposition by the Loan Parties or a Permitted Gas Properties Transaction, Consolidated EBITDA shall be calculated as if such Material Acquisition/Disposition or Permitted Gas Properties Transaction had been consummated at the beginning of such period.

Consolidated Net Income shall mean for any period, the consolidated net income (or loss) of the Loan Parties (specifically excluding dividends and distributions received from, and net income (or loss) attributable to, Excluded Subsidiaries and Affiliates that are not Loan Parties) and CNX Funding, determined in accordance with GAAP.

Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of the Loan Parties as of such date, determined and consolidated in accordance with GAAP.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires performance of Remedial Action or that otherwise constitutes a violation of Environmental Laws.

Conventional O & G shall mean all liquid or gaseous hydrocarbons, other than Coal Gas, including, without limitation, condensate, distillate, and other substances produced with each of the foregoing or refined therefrom, in each case, whether known or unknown. For the avoidance of doubt, the term "Conventional O & G" shall expressly include, without limitation, all substances commonly known as "conventional oil and gas."

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Domestic Loan Party shall mean any Loan Party that is incorporated or organized under the laws of the United States of America or any state or territory thereof.

Drawing Date shall have the meaning assigned to that term in Section 2.9.3.2.

Environmental Laws means any and all applicable current and future federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to (a) protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface, water, ground water, or land, (b) human health as affected by Hazardous Substances, and (c) mining operations and activities to the extent relating to environmental protection or reclamation, including the Surface Mining Control and Reclamation Act, provided that “Environmental Laws” do not include any laws relating to worker or retiree benefits, including benefits arising out of occupational diseases.

Environmental Liability means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Environmental Permits means any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any applicable Environmental Law.

ERISA means the Employee Retirement Income Security Act of 1974.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Paying Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Paying Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Paying Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by BBA or appropriate successor as shown on

Euro-Rate	=	Moneyline Telerate Service display page 3750
1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Paying Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

Euro-Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

Event of Default shall mean any of the events described in Section 9.1 and referred to therein as an "Event of Default."

Excluded Properties shall mean the Real Property and other property interests of the Borrower and its Subsidiaries set forth specifically or otherwise of a type described on Schedule 8.1.14.

Excluded Subsidiary shall mean each individually, and Excluded Subsidiaries shall mean collectively, (a) CNX Funding, CNX Gas, CNX Gas Company LLC, Cardinal States Gathering Company, Fairmont Supply, each Foreign Subsidiary and each direct or indirect Subsidiary of the foregoing; and (b) each Subsidiary of the Borrower that is not directly or indirectly wholly-owned by the Borrower; provided that a Subsidiary that is a Loan Party shall not become an Excluded Subsidiary by virtue of a transfer of a portion of the equity in such Subsidiary until all equity interests in such Subsidiary are invested, sold, transferred or disposed of in accordance with the provisions of Sections 8.2.4 or 8.2.7 of this Agreement.

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Credit Agreement shall have the meaning assigned to that term in recitals hereof.

Existing Letters of Credit shall have the meaning assigned to that term in Section 2.9.1.1.

Expiration Date shall mean June 27, 2012.

Fairmont Supply means Fairmont Supply Company, a Delaware corporation.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Lender of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Lender (or any successor) in substantially the same manner as such Federal Reserve Lender computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Lender (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate. The rate per annum determined by the Paying Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker reasonably selected by the Lender, as set forth on the applicable Telerate display page; provided, however that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Paying Agent in accordance with its usual procedures.

Financial Covenant Debt as of any date of determination shall mean the difference between the amounts determined under the following clauses (A) and (B) reduced by Cash On Hand:

(A) the sum (without duplication) for the Loan Parties and CNX Funding of the following: (i) all Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f), (h), and (j) of the definition of Indebtedness, plus (ii) all reimbursement obligations under standby letters of credit (whether or not issued under this Agreement), plus (iii) all non-contingent reimbursement or other matured obligations with respect to Indebtedness of the type specified in clause (c) of the definition of Indebtedness, minus

(B) the sum (without duplication) for the Loan Parties and CNX Funding of the following but only to the extent that any of the following is included in the amount determined under clause (A) above: (i) all obligations under undrawn standby letters of credit (whether or not issued under this Agreement) issued with respect to performance obligations under sales contracts, performance obligations with respect to mine reclamation, performance obligations relating to black lung benefit liabilities, and performance obligations relating to workers compensation and other employee benefit liabilities, (ii) all obligations under each other letter of credit in respect of which the Borrower has provided Letter of Credit Support, but only in an amount equal to such Letter of Credit Support, and (iii) all obligations in respect of advance royalty commitments.

Financial Projections shall mean the information, delivered to the Paying Agent on or before the Closing Date, comprised of the consolidated financial projections (including, but not limited to, balance sheets and statements of operations and cash flows) for the Borrower and its Subsidiaries for the period from January 1, 2007 through December 31, 2012 derived from various assumptions of the Borrower's management (it being understood that such Financial Projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that the Financial Projections will be realized) (it being further understood that such Financial Projections do not attempt to predict the possibility of any Permitted Acquisition or any disposition of assets or Subsidiaries, otherwise permitted by this Agreement).

Financials Delivery Date shall mean the date on which the Compliance Certificate is required to be delivered to the Paying Agent pursuant to Section 8.3.4.

Foreign Subsidiaries shall mean, for any Person, each Subsidiary of such Person that is incorporated or organized under the laws of any jurisdiction other than the United States of America or any state or territory thereof.

Gas shall mean Conventional O & G and Coal Gas.

Gas Co. shall mean any Person that is created for the purpose of holding or that otherwise holds, directly or indirectly, Hydrocarbon Property, so long as substantially all of such Person's operating assets, held directly or indirectly, consist of Hydrocarbon Property.

Gas Properties shall mean (i) the Hydrocarbon Property, and (ii) any capital stock, partnership interests, membership interests, or other ownership interests of any Gas Co.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

Guarantor shall mean each party to this Agreement that is designated as a "Guarantor" on the signature page hereof and each other Person that joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.17.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. With respect to indemnities and other forms of warranties or hold harmless agreements, the amount of such Guaranty obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Paying Agent for the benefit of the Lenders.

Hazardous Materials means (i) any explosive or radioactive substances or wastes and (ii) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any coal ash, coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization residue.

Historical Statements shall have the meaning assigned to that term in Section 6.1.7(i).

Hybrid Security shall mean any of the following: (i) beneficial interests issued by a trust or other entity that constitutes a Loan Party, other than the Borrower, substantially all of the assets of which trust or other entity are unsecured Indebtedness of such Loan Party or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holder of beneficial interests in such trust promptly after receipt by such trust, or (ii) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time, would have, a redemption or similar payment.

Hydrocarbon Property shall mean all of the following:

(i) all right, title, interest and estate of any Loan Party, whether now owned or hereafter acquired ("Gas Rights") in and to:

(A) any "drilling unit," as that term is commonly used in the Gas business, including but not limited to those that are (x) established or prescribed by field rules or other regulatory orders or (y) otherwise designated any Person,

(B) any well or any vent or bore hole drilled and permitted for the commercial production of Gas and/or degasification of a coalbed, coal formation, coal seam or mine area and any site on which it is located,

(C) equipment that is used or useful in connection with the Capture (as defined below) or monitoring of Gas produced from any well or any vent or bore hole described in clause (B) above, including, without limitation, any wellhead equipment, compressor, treating facility, storage facility, processing plant and gathering or transportation line, but not including any equipment which if sold would disrupt or negatively affect the Coal operations of the Loan

Parties in any material respect or prevent the Loan Parties from conducting their Coal operations in reasonable conformity with the operations as contemplated in the Financial Projections as they relate to the Coal operations,

(D) all assets associated with any item described in clauses (A) through (C) above, including, without limitation, Gas reserves, surface rights of way and all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning Gas,

(E) any Gas and any right to Capture Gas,

(F) any lease, agreement, instrument, order, declaration, understanding or other arrangement, as the same may be amended, modified, supplemented, replaced, or amended and restated, relating to (i) the Capture of Gas, or (ii) the pooling, unitization, or communization of Gas,

(G) Buchanan Generation, LLC, and

(H) other assets used in the ordinary course of business in connection with the operation, administration, or management of Gas operations;

(ii) All tenements, hereditaments, appurtenances and properties now owned or hereafter acquired by any Loan Party to which the Gas Rights described above in paragraph (i) are, in any way, appertaining, belonging, affixed or incidental, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Gas Rights or the lands pooled or unitized therewith including any and all surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights together with all additions, substitutions, replacements, accessions, and attachments to any and all of the foregoing properties;

(iii) All of the rights, titles, and interests of every nature whatsoever now owned or hereafter acquired by any Loan Party in and to (a) the items described above in paragraphs (i) and (ii), as the same may be enlarged by the discharge of any payment out of production or by the removal of any charge or Permitted Lien to which any such item described above in paragraphs (i) and (ii) is subject, and (b) any and all additional interests of any kind hereafter acquired by any Loan Party in and to Gas Rights; and

(iv) All accounts, contract rights, inventory, general intangibles, insurance contracts, and insurance proceeds (including, but not limited to, Coal Gas Credits (as defined below)) constituting a part of, relating to, or arising out of those items that are described in paragraphs (i) through (iii) above and all proceeds and products and payments in lieu of production (such as "take or pay" payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property, or other assets.

As used herein, (i) "Capture" shall mean to collect, treat (if necessary), process (if necessary), transport, store (if necessary), market, and sell Gas that is available from any well or any bore or vent hole; and (ii) "Coal Gas Credits" shall mean any and all emission reduction credits and renewable energy certificates related to the production, use, sale, capture, flaring, burning, destruction, processing, conversion, utilization, fueling, storage or sequestration of Gas.

Increasing Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments].

Indebtedness shall mean, as to any Person at any time, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and other obligations of such Person with respect to letters of credit and bankers’ acceptances, whether or not matured, (d) all indebtedness of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and payable in accordance with customary practices that are not overdue for more than 90 days unless contested in good faith and by appropriate proceedings if adequate reserves in accordance with GAAP have been established on the books of such Person and accrued expenses incurred in the ordinary course of business), (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under any capital lease (other than advance royalties under a mineral lease), (g) all obligations of such Person under any Guaranty provided by such Person in respect of Indebtedness for borrowed money of another Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock, other equity interest or Hybrid Securities of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all net payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of any Swap Agreement of such Person, (j) all indebtedness and other obligations in respect of the Permitted Receivables Financing of such Person, and (k) all obligations (specifically including all surety and performance bonds) and other Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Liens of the type described in clauses (iii) and (vi) of the definition of Permitted Liens and nonconsensual statutory or common law Liens) upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, but only to the extent of the fair market value of such property.

Indemnity shall mean the Indemnity Agreement in the form of Exhibit 1.1(I)(1) executed and delivered by each of the Loan Parties to the Collateral Trustee for the benefit of the Secured Parties relating to possible environmental liabilities associated with any of the Real Property.

Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Assignment.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Interest Coverage Ratio shall mean the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense, determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be two weeks or one, two, three or six Months if Borrower selects the Euro-Rate Option. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans or renewing Loans under the Euro-Rate Option, or (ii) the date of conversion to the Euro-Rate Option if the Borrower is converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Investments shall mean collectively all of the following with respect to any Person: (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) investments or contributions by any of the Loan Parties directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (iii) loans or advances by any of the Loan Parties to such Person, (iv) any Guaranty by any Loan Party directly or indirectly of the obligations of such Person, (v) other credit enhancements of any Loan Party to or for the benefit of such Person, or (vi) if such Loan Party is liable as a matter of law for the obligations of such Person, obligations, contingent or otherwise, of such Person. If the nature of an Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties and such fair values shall be satisfactory to the Paying Agent, in its reasonable discretion. Notwithstanding the foregoing, if the objective of a transaction or series of transactions is for the Loan Parties to acquire all or substantially all of the ownership interests of another Person , such transaction shall be considered an acquisition and not an Investment.

Issuing Bank shall mean (a) PNC Bank, National Association or any of its Affiliates issuing Letters of Credit hereunder, (b) Citicorp North America, Inc., The Bank of Nova Scotia, Bank of America, N.A., or Union Bank of California, N.A. or any of their Affiliates, each to the extent that such Lender agrees to act as an Issuing Bank hereunder at the request of the Borrower, issues Letters of Credit, and provides notice to the Paying Agent and the Borrower as provided in Section 11.6 and (c) the Paying Agent in respect of each Existing Letter of Credit.

Issuer Documents means with respect to any Letter of Credit, the Letter of Credit application, and any other document, agreement and instrument entered into by the Issuing Bank and any Loan Party or in favor of an Issuing Bank and relating to any such Letter of Credit.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party and its employees.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

LC Disbursement shall mean a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

LC Exposure shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all unpaid and outstanding Reimbursement Obligations arising from Letters of Credit and Letter of Credit Borrowings. The LC Exposure of any Lender at any time shall be its Ratable Share of the total LC Exposure at such time.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.1.

Letter of Credit Borrowing shall have the meaning assigned to such term in Section 2.9.3.2(ii).

Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.1.

Letter of Credit Support shall mean, at any time, the aggregate amount of cash or other liquid securities pledged as collateral for letters of credit issued for the account of the Borrower or the other Loan Parties (whether or not issued pursuant to this Agreement).

Leverage Ratio shall mean the ratio of Financial Covenant Debt to Consolidated EBITDA. For purposes of calculating the Leverage Ratio, Financial Covenant Debt shall be determined as of the end of each fiscal quarter of the Borrower and Consolidated EBITDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing), but shall not include any operating lease.

LLC Interests shall have the meaning given to such term in Section 6.1.2.

Loan Documents shall mean this Agreement, the Paying Agent's Letter, the Collateral Trust Agreement, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Ship Mortgages, the Notes, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, the Mortgage Amendments, and any other instruments, certificates or documents (expressly excluding any Specified Swap Agreement or any other Swap Agreement) delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith; provided that, after the occurrence of a Security Release Event, Loan Documents shall no longer include the Collateral Trust Agreement, the Mortgages, the Ship Mortgages, the Patent, Trademark and Copyright Assignment, the Pledge Agreement, the Security Agreement, the Mortgage Amendents, or any other documents granting to or perfecting security interests for any Secured Party, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning given to such term in Section 2.5.

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Mahoning Valley Designated Reserves shall mean a portion of those coal reserves associated with the Mahoning Valley Mine located in Athens Township, Harrison County, Ohio, consisting of approximately 584 acres of the #8 and #8A coal seams.

Material Acquisition/Disposition shall mean any Permitted Acquisition or any disposition of assets pursuant to Section 8.2.7(viii) that results in (a) an acquisition or disposition of assets, the fair market value of which assets exceeds $10,000,000 or (b) a change in pro forma Consolidated EBITDA that exceeds $10,000,000 per annum, taking into account any such acquisition or disposition.

Material Adverse Change shall mean any set of circumstances or events that (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness under this Agreement or any other Loan Document, or (d) impairs materially or would reasonably be expected to impair materially the ability of the Paying Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Contract shall mean the Senior Notes (2002) and any other agreement that is material to the conduct of the business of the Loan Parties, taken as a whole.

Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody's shall mean Moody's Investors Service, Inc. and its successors.

Mortgages shall mean, collectively, the Mortgages in substantially the form of (i) Exhibit 1.1(D)(2) or (ii) Exhibit 1.1(M)(1) (as applicable for the specific Real Property) with respect to the Real Property executed and delivered by certain of the Loan Parties to the Collateral Trustee for the benefit of the Secured Parties, as amended by those certain Mortgage Amendments and as may be further supplemented, modified, amended, restated, amended and restated or replaced from time to time as permitted herein, and Mortgage shall mean, individually, any of the Mortgages.

Mortgage Amendments shall mean, collectively, those certain Amendments No. 2 to Mortgage in substantially the form of (i) Exhibit 1.1(D)(3), (ii) Exhibit 1.1(D)(4), (iii) Exhibit 1.1(M)(2), or (iv) Exhibit 1.1(M)(3) (as applicable for each Mortgage in existence with respect to the Existing Credit Agreement) being executed and delivered by certain of the Loan Parties to the Collateral Trustee for the benefit of the Secured Parties on the Closing Date, and Mortgage Amendment shall mean, individually, any of the Mortgage Amendments.

Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Net Cash Proceeds shall mean, with respect to any transaction or Casualty Event, an amount equal to:

(a) the cash proceeds received by the Borrower or any other Loan Party from or in respect of such transaction or Casualty Event (including, when received: (i) any cash proceeds received as income or other deferred cash proceeds, or (ii) cash proceeds of any non-cash proceeds of such transaction, converted to cash), less

(b) the sum of the following to the extent incurred or payable by the Borrower or any other Loan Party:

(i) in the case of any asset sale or disposition permitted pursuant to Sections 8.2.7(viii) or (ix), any foreign, federal, state or local income taxes paid or payable in respect of the proceeds of such sale or disposition or any other foreign, federal, state or local taxes paid in connection with such sale or disposition, with all amounts under this clause (b)(i) being determined for the Borrower and its Subsidiaries on a tax consolidated basis (after application of all credits and other offsets),

(ii) in the case of a Casualty Event, any taxes paid or payable in respect of the amount so recovered as determined for the Borrower and its Subsidiaries on a tax consolidated basis (after application of all credits and other offsets),

(iii) in the case of any asset sale or disposition permitted pursuant to Sections 8.2.7(viii) or (ix), any customary and reasonable brokerage commissions and all other customary and reasonable fees and expenses related to such sale or disposition (including without limitation financial advisory fees, legal fees and accountants' fees),

(iv) in the case of a Casualty Event, any customary and reasonable fees and expenses in connection with the recovery of the cash proceeds of any insurance, condemnation award or other compensation received by the Person whose property was subject to the Casualty Event (including without limitation financial advisory fees, legal fees and accountants' fees),

(v) in the case of any issuance of debt, equity or Hybrid Securities by the Borrower or any other Loan Party, all investment banking fees, commissions, legal fees, consulting fees, accountants' fees, underwriting fees and discounts and other customary and reasonable fees and expenses actually incurred in connection therewith,

(vi) in the case of any asset sale or disposition permitted pursuant to Sections 8.2.7(viii) or (ix), any amounts estimated in good faith by an Authorized Financial Officer of the Borrower to provide reserves in accordance with GAAP for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition,

(vii) in the case of any asset sale or disposition permitted pursuant to Sections 8.2.7(viii) or (ix) the amount of any debt secured by a Lien on the related asset and which debt is discharged as part of such asset sale; and

(viii) in the case of a Casualty Event or any asset sale or disposition permitted pursuant to Sections 8.2.7 (viii) or (x), any insurance proceeds, condemnation awards or other compensation to the extent such proceeds are used for reinvestment, substitution, replacement, repair or restoration in accordance with the terms hereof.

For purposes of this definition, if taxes or other customary fees or expenses payable in connection with a Casualty Event or the sale or other disposition of any asset are not known as of the date of such sale or other disposition, then such fees, expenses or taxes shall be estimated in good faith by an Authorized Financial Officer of the Borrower and such estimated amounts shall be deducted for purposes of determining Net Cash Proceeds in accordance with the immediately preceding sentence.

New Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments].

Non-Strategic Assets shall mean (A) all those assets of the Loan Parties that (i) qualify as Excluded Properties and (ii) could be sold or disposed of by the Loan Parties without causing any material effect on, or increased cost to, the operation and management of the Coal Operations and (B) the Mahoning Valley Designated Reserves.

Nonconsenting Lender shall mean any Lender who does not agree to a consent, waiver or amendment to the Loan Documents as requested by the Borrower or the Paying Agent (which consent, waiver or amendment has been approved by the Required Lenders) and the consent, waiver or amendment of such Lender is required in accordance with the terms of Section 11.1 [Modifications, Amendments or Waivers].

Notes shall mean the Revolving Credit Notes and Swing Loan Note.

Notices shall have the meaning assigned to that term in Section 11.6.

Obligation shall mean any obligation or liability of any of the Loan Parties to the Paying Agent, any of the Co-Administrative Agents or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Paying Agent’s Letter or any other Loan Document. Obligations shall include the liabilities arising under any Specified Swap Agreement but shall not include the liabilities to other Persons under any other Swap Agreement.

Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

Ordinary Course Obligation shall mean any liability or obligation (but expressly excluding Indebtedness) incurred by the Borrower or any other Loan Party in the ordinary course of its business and consistent with past practice, including, without limitation any liability or obligation (expressly excluding Indebtedness) in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, to secure performance of tenders, to secure performance of statutory obligations, to secure performance of leases or contracts, or to secure obligations on surety or appeal bonds.

Participation Advance shall mean, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.2(ii).

Partnership Interests shall have the meaning given to such term in Section 6.1.2.

Patent, Trademark and Copyright Assignment shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Collateral Trustee for the benefit of the Secured Parties.

Paying Agent shall mean PNC Bank, National Association in its capacity as administrative agent for the Lenders under this Agreement, and its successors and assigns.

Paying Agent's Letter shall have the meaning assigned to that term in Section 10.15.

PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permits shall mean all franchises, licenses, permits, consents, certificates, concessions, approvals, and authorizations of all governmental authorities necessary for the conduct of the business of the Borrower and the other Loan Parties.

Permitted Acquisitions shall have the meaning assigned to such term in Section 8.2.6.

Permitted Gas Properties Transaction shall mean a disposition of all or any portion of the stock of CNX Gas to any party that is not a Loan Party so long as no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such transaction. If the stock of CNX Gas subject to such transaction has a fair market value of the Threshold Amount or more, whether in an individual transaction or as part of a series of related transactions, with the same party or parties or affiliates thereof, then to constitute a Permitted Gas Properties Transaction, the following requirements shall be complied with:

(a) the Loan Parties, as soon as reasonably practical, shall advise the Paying Agent of any pending transaction and shall deliver to Paying Agent such material documents and other information about such transaction as the Paying Agent may reasonably request; and

(b) the Loan Parties shall demonstrate that they shall be in pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio], after giving effect to such transaction, by delivering at least five (5) Business Days prior to the consummation of such transaction a certificate in the form of Exhibit 8.3.4 evidencing such compliance based on the then-anticipated pricing of such transaction.

Permitted Investments shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America;

(ii) commercial paper (A) rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition or (B) issued by any of (x) the Paying Agent, (y) any Co-Administrative Agent, or (z) any Lender;

(iii) demand deposits, time deposits or certificates of deposit and other obligations issued by any of (w) the Paying Agent, (x) any Co-Administrative Agent, (y) any Lender, or (z) any other domestic or foreign commercial bank that has stockholders equity of $100,000,000 or more on the date of acquisition;

(iv) obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;

(v) obligations of any of the following:

(a) United States government-sponsored enterprises, federal agencies, and federal financing banks that are not otherwise authorized including, but not limited to, the following:

(i) United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association; and

(ii) Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;

(vi) obligations of states, counties, and municipalities of the United States;

(vii) debt obligations (other than commercial paper obligations) of domestic or foreign corporations;

(viii) preferred stock obligations with a floating rate dividend that is reset periodically at auction;

(ix) investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank; and

(x) investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments, provided that investments described in clauses (i), (iv), (v), (vi), (vii), (viii), (ix) and (x) above are restricted to obligations rated no lower than A-3 or P-1 by Moody's or A- or A-1 by Standard & Poor's.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established in accordance with GAAP;

(ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs (including pledges or deposits of cash securing Letters of Credit that secure payment of such workmen's compensation, unemployment insurance, old-age pensions or other social security programs);

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens (including any other statutory nonconsensual or common law Liens), securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default (including pledges or deposits of cash securing Letters of Credit that secure such Liens of landlords securing obligations to make lease payments that are not yet due and payable or in default) or, with respect to any of the foregoing, that are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established in accordance with GAAP;

(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (including pledges or deposits of cash securing Letters of Credit that secure such performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or that secure such statutory obligations, or such surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business);

(v) Encumbrances consisting of zoning restrictions, licenses, easements or other restrictions on the use of real property, and other matters affecting, or irregularities in, title thereto, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi) Liens, security interests and mortgages in favor of the Collateral Trustee for the benefit of the Secured Parties securing (a) the Obligations including liabilities under any Specified Swap Agreement and (b) the Secured Debt (as defined in the Collateral Trust Agreement);

(vii) Purchase Money Security Interests and Liens on property leased by any Loan Party under capital leases securing obligations of such Loan Party to the lessor under such leases, provided that the aggregate amount of Indebtedness secured by such Liens shall not exceed the amount of Indebtedness permitted by Section 8.2.1(iii);

(viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that no additional assets become subject to such Lien;

(ix) Any Lien in an amount of $10,000,000 or less, provided, however, that such Lien shall no longer be permitted if it shall not be terminated within a period of thirty (30) days after any Responsible Officer of any Loan Party becomes aware of the existence thereof;

(x) Subject to the terms of the Collateral Trust Agreement, Liens on the Shared Collateral securing the Senior Notes (2002);

(xi) Liens to secure obligations under the Permitted Receivables Financing, in those Accounts or contracts giving rise to Accounts of the Borrower or any Loan Party or of the Securitization Subsidiary, which Accounts or contracts giving rise to Accounts are either to be sold by the Borrower or any Loan Party to the Securitization Subsidiary as part of the Permitted Receivables Financing or that are an asset of the Securitization Subsidiary;

(xii) Liens, securing Indebtedness up to $250,000,000 in the aggregate at any time outstanding, consisting of (a) Liens on stock or assets permitted to be acquired pursuant to Sections 8.2.4 and 8.2.6 incurred at the time of such acquisition of such stock or assets (or within one year thereof) to finance the acquisition of such stock or assets, and (b) Liens existing on any assets at the date of acquisition of such assets, as such acquisition is permitted by Sections 8.2.4 and 8.2.6, provided that, in each case, no additional assets become subject to such Liens and the amount of Indebtedness secured thereby is not increased;

(xiii) Statutory and common law banker's Liens and rights of setoff on bank deposits;

(xiv) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien that is permitted by clauses (viii), (xii), (xv) or (xx), provided that such Indebtedness is not increased when so refinanced, extended, renewed or refunded and that no additional assets become subject to such Liens;

(xv) Liens, not otherwise permitted by any other clause of this definition of Permitted Liens, that are subordinated (either expressly or by operation of law) to the Liens on the Collateral that secure the Obligations, provided that the amount of Indebtedness secured shall not exceed the amount permitted by Section 8.2.1(viii);

(xvi) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or real property or other legal process prior to adjudication of a dispute on the merits, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed , (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, or (C) the payment of which is covered in full (subject to customary deductible) by insurance;

(xvii) Liens arising out of final judgments, awards, or orders, which are bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

(xviii) Precautionary filings under the UCC by a lessor with respect to personal property leased to such Person to the extent such lease is permitted hereunder and under the other Loan Documents;

(xix) Liens on the equity interests or assets of any of the Excluded Subsidiaries or any Person who is not a Subsidiary of Borrower, other than Loan Parties' equity interests in CNX Gas;

(xx) Liens existing as of the Closing Date on any of the Excluded Properties;

(xxi) Liens on the Baltimore Dock Facility; and

(xxii) Option agreements and rights of first refusal granted with respect to assets that are permitted to be disposed of pursuant to the terms of Section 8.2.7 of this Agreement; provided that, for purposes of determining limitations on dispositions under this Agreement, such options and rights of first refusal shall be treated as if a disposition had occurred on the date that the options or rights of first refusal are granted.

Permitted Receivables Financing shall mean (A) the Receivables Purchase Agreement, or (B) any replacement of the Receivables Purchase Agreement consisting of a transaction or series of transactions pursuant to which the Securitization Subsidiary purchases Accounts and related rights or contracts giving rise to Accounts from any Loan Party and finances such Accounts through the issuance of Indebtedness or equity interests or through the sale of such accounts; provided that (a) the Borrower shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Borrower and each other Loan Party, (b) all sales of Accounts to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower), (c) the provisions thereof shall be market terms (as determined in good faith by the Borrower), (d) no portion of the Indebtedness of the Securitization Subsidiary is guaranteed by or is recourse to the Borrower or any of the other Loan Parties (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall related to the collectibility of such Accounts), (e) neither the Borrower nor any of the other Loan Parties has any obligation to maintain or preserve such Securitization Subsidiary's financial condition, (f) the aggregate "capital" or other liabilities of the Securitization Subsidiary under the transaction shall not exceed $225,000,000, and (g) such transaction shall otherwise be under terms no less favorable to the Securitization Subsidiary and the Loan Parties than the terms of the Receivables Purchase Agreement.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Parties or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, by any ERISA Affiliate.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by the Borrower and each other Loan Party to the Collateral Trustee for the benefit of the Secured Parties.

Pledged Collateral shall mean the property of certain of the Loan Parties in which security interests are to be granted under the Pledge Agreement.

PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice, passage of time, or any combination of the foregoing, would constitute an Event of Default.

Principal Office shall mean the main banking office of the Paying Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or deferred payments by such Loan Party for the purchase of such tangible personal property.

Purchasing Lender shall mean a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

Ratable Share shall mean the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders.

Real Property shall mean, individually as the context requires, the surface, Coal, methane gas and other mineral rights, interests and coal leases associated with the properties described on Schedule 1.1(R), and Real Property shall mean, collectively, as the context requires, all of the foregoing but shall not include any asset that shall have been released, pursuant to Section 10.20 or 11.1.2 from the Liens created in connection with this Agreement.

Receivables Purchase Agreement shall mean collectively, (i) that certain Amended and Restated Receivables Purchase Agreement, dated as of April 30, 2007, by and among CNX Funding, the Borrower, the Sub-Servicers (as defined therein), the conduit purchasers party thereto, the purchaser agents party thereto, the financial institutions from time to time parties thereto, and PNC Bank, National Association (as supplemented, modified, amended, restated, amended and restated, or replaced from time to time as permitted by Section 8.2.13(b)), and (ii) that certain Purchase and Sale Agreement, dated as of April 30, 2003 (as the same may be amended, supplemented, or otherwise modified from time to time, together with any agreement refinancing or replacing the same as permitted by Section 8.2.13(b)), by and among the Borrower, as the servicer, CNX Funding, Consol Energy Sales Company, CONSOL of Kentucky Inc., Consol Pennsylvania Coal Company, Consolidation Coal Company, Island Creek Coal Company, Windsor Coal Company, McElroy Coal Company, Keystone Coal Mining Corporation, Eighty-Four Mining Company, and CNX Marine Terminals Inc.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

Regulation U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

Required Environmental Permits shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Real Property or which otherwise are required for the operations and business activities of the Borrower or Guarantors.

Required Lenders shall mean

(i) if there are no Revolving Credit Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Lenders whose Revolving Credit Commitments (excluding the Swing Loan Commitment) aggregate at least 50% of the Revolving Credit Commitments (excluding the Swing Loan Commitment) of all of the Lenders, or

(ii) if there are Revolving Credit Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Lender or group of Lenders if the sum of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Lenders then outstanding aggregates at least 50% of the total principal amount of all of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Lender if such Lender has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Lender to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

Responsible Officer shall mean each of the chief executive officer, president, chief financial officer and treasurer of each Loan Party.

Revolving Availability Period shall mean the period from and including the Closing Date to but excluding the earlier of the Expiration Date and the date of termination of the Revolving Credit Commitments.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 or 2.9.3.

Revolving Credit Notes shall mean collectively and Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Revolving Exposure shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

Secured Parties shall mean collectively, the Collateral Trustee, the Co-Administrative Agents, the Lenders, any provider of a Specified Swap Agreement, The Bank of Nova Scotia Trust Company of New York or any successor thereto as trustee with respect to the Senior Notes (2002) and any other holders from time to time of the Senior Notes (2002).

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S)(1) executed and delivered by each of the Loan Parties to the Collateral Trustee for the benefit of the Secured Parties.

Securitization Subsidiary shall mean CNX Funding, which is a Subsidiary of the Borrower (all of the outstanding equity interests of which, other than de minimis preferred stock and director's qualifying shares, if any, are owned, directly or indirectly, by the Borrower) and a special purpose vehicle established for the limited purpose of acquiring and financing Accounts and contracts giving rise to Accounts of the Borrower or any Loan Party and engaging in activities ancillary thereto, all in connection with the transactions contemplated by the Permitted Receivables Financing.

Security Release Event shall be deemed to occur upon the Borrower satisfying the following:

(i) the Borrower shall have achieved a corporate credit rating of at least "Ba1" from Moody's or "BB+" from Standard & Poor's; and

(ii) no Potential Default or Event of Default shall exist at such time; and

(iii) there is no requirement that the Indebtedness under Senior Notes (2002) continue to be secured by the Liens created by the Loan Documents subsequent to the release of the Collateral by the Paying Agent; and

(iv) the Borrower shall have delivered to the Paying Agent a certificate confirming that the condition in clause (i) above has been satisfied and requesting that the Paying Agent authorize the Collateral Trustee to release the Liens securing the Obligations.

Senior Notes (2002) shall mean the outstanding senior notes of the Borrower, issued pursuant to that certain Indenture, dated March 7, 2002, among the Borrower, certain of its Subsidiaries, and The Bank of Nova Scotia Trust Company of New York, as trustee, as supplemented, modified, amended, or restated from time to time.

Settlement Date shall have the meaning assigned to that term in Section 2.10.

Shared Collateral shall mean the Liens on the Collateral which equally, ratably and on a pari-passu basis secure the Obligations and the Senior Notes (2002) in accordance with the Collateral Trust Agreement.

Ship Mortgages shall mean collectively and Ship Mortgage shall mean separately all ship mortgages or any ship mortgage, in a form acceptable to the Paying Agent, with respect to all vessels registered by the Loan Parties with the U.S. Coast Guard, executed and delivered by certain of the Loan Parties to the Collateral Trustee for the benefit of the Secured Parties.

Specified Swap Agreement shall mean any Swap Agreement (a) entered into by (i) any Loan Party and (ii) any Lender or any affiliate thereof, or any Person that was a Lender or an affiliate thereof when such Swap Agreement was entered into as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Paying Agent not later than thirty (30) days after the execution and delivery thereof by the Borrower, as a Specified Swap Agreement; provided that the designation of any Swap Agreement as a Specified Swap Agreement shall not create in favor of any Lender or Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any of the Loan Documents.

Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member and of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.2.

Super-Majority Lenders shall mean, at any time, Lenders having Revolving Exposures and unused Revolving Credit Commitments representing more than 75% of the sum of the total Revolving Exposures and unused Revolving Credit Commitments at such time.

Swap Agreement shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of the Loan Parties shall be a "Swap Agreement."

Swap Transaction shall mean any transaction pursuant to any Swap Agreement.

Swing Loan Commitment shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $50,000,000.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 hereof.

Swingline Exposure shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Ratable Share of the total Swingline Exposure at such time.

Threshold Amount means $40,000,000.

Transferor Lender shall mean the selling Lender pursuant to an Assignment and Assumption Agreement.

UCC Collateral shall mean the property of the Loan Parties in which security interests are granted under the Security Agreement.

Unfunded Pension Liability shall mean the excess of a Pension Plan's accrued benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of the Pension Plan's assets, determined as of the most recent valuation date in accordance with the actuarial assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law.

United States or U.S. shall mean the United States of America.

Unused Cash Gas Proceeds shall mean, with respect to any Permitted Gas Properties Transaction, an amount equal to the Net Cash Proceeds of any Permitted Gas Properties Transaction plus any other consideration associated with such Permitted Gas Properties Transaction less the sum of the following to the extent incurred by the Borrower or any Loan Party with respect to the proceeds from any such Permitted Gas Properties Transaction: (x) common stock purchases or redemptions, made by the Borrower of common stock issued by the Borrower with respect to such Permitted Gas Properties Transaction as permitted by clause (v) of Section 8.2.5 [Dividends and Related Distributions], and (y) any dividends payable by the Borrower on common stock issued by the Borrower with respect to such Permitted Gas Properties Transaction as permitted by clause (vi) of Section 8.2.5 [Dividends and Related Distributions].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2	Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

1.2.1	Number; Inclusion.

references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

1.2.2	Determination.

references to "determination" of or by the Paying Agent, an Issuing Bank, any Co-Administrative Agent or the Lenders shall be deemed to include good-faith estimates by the Paying Agent, an Issuing Bank, each Co-Administrative Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Paying Agent, an Issuing Bank or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

1.2.3	Paying Agent's Discretion and Consent.

whenever the Paying Agent, an Issuing Bank, the Co-Administrative Agents or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

1.2.4	Documents Taken as a Whole.

the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

1.2.5	Headings.

the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

1.2.6	Implied References to this Agreement.

article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

1.2.7	Persons.

reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

1.2.8	Modifications to Documents.

reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated (subject to any restrictions on such amendments, modifications, replacements, substitutions, or restatements set forth in the Loan Documents);

1.2.9	From, To and Through.

relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

1.2.10	Shall; Will.

references to "shall" and "will" are intended to have the same meaning.

1.3	Accounting Principles.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 6.1.7(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1	Revolving Credit Commitments.

2.1.1	Revolving Credit Loans.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that, after giving effect to such Revolving Credit Loan, such Lender's Revolving Exposure shall not exceed such Lender's Revolving Credit Commitment and provided further that the Revolving Exposures at any time shall not exceed the Revolving Credit Commitments of all of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1.

2.1.2	Swing Loan Commitment.

In order to minimize the transfer of funds between the Lenders and the Paying Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in this Section 2.1.2 [Swing Loan Commitment]. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $50,000,000 (the "Swing Loan Commitment"), provided that the Revolving Exposures shall not at any time exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.

Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5.1 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the LC Exposure and Swingline Exposure. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3	Commitment Fees.

Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Paying Agent for the account of each Lender, a nonrefundable commitment fee (the "Commitment Fee") equal to the fee specified under the Commitment Fee column of Schedule 1.1(A) attached hereto corresponding to the applicable Leverage Ratio then in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (a) such Lender's Revolving Credit Commitment as the same may be constituted from time to time (for purposes of this computation, PNC Bank's Swing Loans shall not be deemed to be borrowed amounts under its Revolving Credit Commitment) and (b) such Lender’s Revolving Exposure. All Commitment Fees shall be payable in arrears on the last Business Day of each June, September, December, and March after the date hereof and on the Expiration Date or upon acceleration of the Notes.

2.4	Voluntary Commitment Reduction.

The Borrower shall have the right any time and from time to time upon three (3) Business Days' prior written, irrevocable notice to the Paying Agent to permanently reduce, in whole multiples of $5,000,000 of principal, or terminate the Revolving Credit Commitments provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepaying of the Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.5 [Additional Compensation in Certain Circumstances] hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitment as so reduced or terminated, and provided further that the Revolving Credit Commitments may not be reduced below the Revolving Exposures. Each reduction of Revolving Credit Commitments shall pro-ratably reduce the Revolving Credit Commitments of the Lenders. From the effective date of any such reduction or termination the obligations of Borrower to pay the Commitment Fee pursuant to Section 2.3 [Commitment Fees] shall correspondingly be reduced or cease.

2.5	Loan Requests.

2.5.1	Revolving Credit Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Paying Agent, no later than (i) 11:00 a.m., Pittsburgh time, three (3) Business Days prior to: (A) the proposed Borrowing Date with respect to the making of Revolving Credit Loans or the renewal of Revolving Credit Loans to which the Euro-Rate Option applies or (B) the date of the conversion to the Euro-Rate Option for any Revolving Credit Loans; and (ii) 11:00 a.m., Pittsburgh time, on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Paying Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify or certify, as applicable (i) the proposed Borrowing Date or the proposed interest conversion date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.5.2	Swing Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 2:00 p.m., Pittsburgh time, on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of $50,000 and shall be not less than $100,000.

2.6	Making Revolving Credit Loans and Swing Loans.

2.6.1	Making Revolving Credit Loans.

The Paying Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5.1 [Revolving Credit Loan Requests], notify the Lenders of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) each Lender's Ratable Share as determined by the Paying Agent in accordance with Section 2.2 [Nature of Lenders' Obligations]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Paying Agent such that the Paying Agent is able to, and the Paying Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Paying Agent in a timely manner, the Paying Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

2.6.2	Making Swing Loans.

So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., Pittsburgh time, on the Borrowing Date.

2.7	Revolving Credit Notes and Swing Loan Note.

2.7.1	Revolving Credit Note.

The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Lender, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such

Lender in a face amount equal to the Revolving Credit Commitment of such Lender. The Revolving Credit Loans shall mature, and the Borrower unconditionally agrees to pay in full the unpaid principal amount and all amounts outstanding and unpaid in respect of the Revolving Credit Loans to the Paying Agent for the account of each Lender on the Expiration Date.

2.7.2	Swing Loan Note.

The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit 1.1(S)(2) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

2.8	Use of Proceeds.

The proceeds of the Revolving Credit Loans shall be used for general corporate purposes of the Loan Parties, including, without limitation, Permitted Acquisitions and working capital and capital expenditures of the Loan Parties and in accordance with Section 8.1.8 [Use of Proceeds].

2.9	Letter of Credit Subfacility.

2.9.1	Issuance of Letters of Credit.

2.9.1.1 On the Closing Date, the outstanding Letters of Credit previously issued by PNC Bank as an "Issuing Bank" under the Existing Credit Agreement that are set forth on Schedule 2.9.1 (the "Existing Letters of Credit") will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions of this Agreement, Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party or Person by delivering or having such other Loan Party or Person deliver to an Issuing Bank (with a copy to the Paying Agent) a completed application and agreement for letters of credit and other Issuer Documents in such form as such Issuing Bank may specify from time to time by no later than 11:00 a.m., Pittsburgh time, at least three (3) Business Days, or such shorter period as may be agreed to by such Issuing Bank, in advance of the proposed date of issuance. The Borrower shall be a co-applicant and a co-obligor with respect to each Letter of Credit issued for the account of any other Loan Party or such other Person, in which case each of the co-applicants and co-obligors will have joint and several liability with respect to any such Letter of Credit. The Issuing Bank and the Lenders shall be permitted to seek reimbursement of any LC Disbursement directly from the Borrower and shall have no obligation to pursue any action against any co-applicant. Letters of Credit may be issued in the form of a Standby Letter of Credit or a Commercial Letter of Credit. For the avoidance of doubt, the Loan Parties acknowledge that each Letter of Credit issued for the account of Persons other than Loan Parties (even though the Borrower is a co-applicant thereon) shall constitute an Investment and Guaranty, without duplication, and shall be subject to the limitations set forth herein.

Promptly after receipt of any letter credit application, the applicable Issuing Bank shall confirm with the Paying Agent (by telephone or in writing) that the Paying Agent has received a copy of such Letter of Credit application from the Borrower and, if not, such Issuing Bank shall provide the Paying Agent with a copy of the application and all of Issuer Documents. Unless such Issuing Bank has received written notice from any Lender, the Paying Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in this Agreement shall not then be satisfied, then, such Issuing Bank may issue the applicable Letter of Credit in accordance with its standard customs and practices and such Letter of Credit shall constitute a "Letter of Credit" hereunder.

Promptly after its delivery of any Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Paying Agent a true and complete copy of such Letter of Credit.

2.9.1.2 The Borrower may make a request for the issuance of Letters of Credit from any Issuing Bank, at Borrower's election, at any time and from time to time during the Revolving Availability Period. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, such Issuing Bank or any of the Issuing Bank's Affiliates will issue, amend, extend or renew a Letter of Credit provided that after giving effect to such issuance, amendment, extension or renewal:

(i) each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date twenty-four (24) months from the date of issuance; provided that any such Letter of Credit may automatically renew if such Letter of Credit has an automatic renewal feature set forth in the terms thereof, unless the applicable Issuing Bank or Issuing Bank's Affiliate gives notice of termination of such Letter of Credit, or (B) a date that is ten (10) Business Days prior to the Expiration Date; and

(ii) the LC Exposure shall not exceed the amount of the total Revolving Credit Commitments minus the Loans.

In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Issuer Documents, relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue such Letter of Credit in the amended form under the terms hereof.

2.9.2	Letter of Credit Fees.

2.9.2.1 Letter of Credit Fees. With respect to each Letter of Credit, the Borrower shall pay to the Paying Agent for the ratable account (determined based upon Ratable Share) of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate, per annum, then in effect (computed on the basis of a year of 360 days and actual days elapsed) on the daily undrawn amount of the Letters of Credit, payable quarterly in arrears on the last Business Day of each June, September, December, and March following issuance of each Letter of Credit and on the Expiration Date.

2.9.2.2 Fronting Fees. In addition, the Borrower shall pay to each Issuing Bank for its own account a fronting fee equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average undrawn amount of such Issuing Bank's Letters of Credit outstanding and shall be payable quarterly in arrears on the last Business Day of each June, September, December, and March subsequent to the Closing Date and on the Expiration Date.

2.9.2.3 Customary Fees and Expenses. The Borrower shall also pay to the Paying Agent for each Issuing Bank's sole account such Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit issued by such Issuing Bank, all as such Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, extension, renewal, amendment, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit. For each Commercial Letter of Credit, the Borrower shall pay to each Issuing Bank for its own account, a negotiation fee of 0.25% of each draw on each Letter of Credit issued by such Issuing Bank, payable at the time of the drawing.

2.9.3	Participations, Disbursements, Reimbursement.

2.9.3.1 Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a participation in such Letter of Credit (including the Existing Letters of Credit) and, without duplication, each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Bank shall promptly notify the Paying Agent and the Borrower, provided that any failure of such Issuing Bank to promptly notify the Borrower shall not release the Borrower from its Reimbursement Obligation. The Borrower shall reimburse such Issuing Bank, in immediately available funds, in an amount equal to the amount so paid by such Issuing Bank (such obligation to reimburse such Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation"). Each Reimbursement Obligation should be received by such Issuing Bank prior to 12:00 noon, Pittsburgh time, on the date that an amount is paid by such Issuing Bank under any Letter of Credit (each such date, a "Drawing Date"), unless the Borrower was not provided with notice of a Letter of Credit drawing prior to such time (in which case, the Reimbursement Obligation shall be paid promptly upon notice from such Issuing Bank). In the event the Borrower (or any other account party) fails to reimburse such Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date:

(i) with respect to a failure to reimburse any amount drawn under a Letter of Credit, such Issuing Bank will promptly notify, in writing, the Paying Agent

(who in turn will notify each Lender) of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Ratable Share thereof. The Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date with respect to such Letter of Credit, subject to the conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit] other than any notice requirements. Any notice given by the Paying Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Each Lender shall upon any notice pursuant to this Section 2.9.3.2 make available to the Paying Agent, for the account of such Issuing Bank, an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3.2(ii)) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Paying Agent for the account of the Paying Agent the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time, on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Paying Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Paying Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this subparagraph (i).

(ii) with respect to any unreimbursed drawing under a Letter of Credit that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2(i), because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit], other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from such Issuing Bank a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Paying Agent pursuant to this Section 2.9.3.2 shall be paid to the applicable Issuing Bank and be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this clause (ii).

2.9.4	Repayment of Participation Advances.

2.9.4.1 Upon receipt by the Paying Agent of immediately available funds from the Borrower (i) in reimbursement of any payment made under a Letter of Credit with respect to which any Lender has made a Participation Advance , or (ii) in payment of interest on such a payment under such a Letter of Credit, the Paying Agent will pay to each Lender, in the same funds as those received by the Paying Agent, the amount of such Lender's Ratable Share of such funds, except the Paying Agent shall pay to the applicable Issuing Bank the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment.

2.9.4.2 If such Issuing Bank or the Paying Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Paying Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Paying Agent or such Issuing Bank, forthwith return to the Paying Agent or such Issuing Bank the amount of its Ratable Share of any amounts so returned by the Paying Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Paying Agent or such Issuing Bank, as the case may be, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5	Documentation.

Each Loan Party agrees to be bound by the terms of such Issuing Bank's Issuer Documents and written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between Issuer Documents and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, each Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6	Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7	Nature of Participation and Reimbursement Obligations.

Each Lender's obligation in accordance with this Agreement with respect to Letters of Credit and the Obligations of the Borrower to reimburse each respective Issuing Bank upon a draw under a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Bank or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;

(ii) with respect to Letters of Credit, the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5.1 [Loan Requests], 2.5.2 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any Issuing Bank or its Affiliates or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if such Issuing Bank or any of such Issuing Bank's Affiliates has been notified thereof;

(vi) payment by such Issuing Bank or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by such Issuing Bank or any of such Issuing Bank's Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless such Issuing Bank has received written notice from such Loan Party of such failure within three Business Days after such Issuing Bank shall have furnished such Loan Party a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8	Indemnity.

In addition to amounts payable as provided in Section 10.5 [Reimbursement and Indemnification of Agents by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Bank, in its capacity as issuer of a Letter of Credit, and any of such Issuing Bank's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable out-of-pocket fees, expenses and disbursements of counsel, but excluding franchise taxes and taxes on or measured by the income of such Issuing Bank or such Issuing Bank's Affiliates) which each Issuing Bank or any of such Issuing Bank's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit issued by it, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by such Issuing Bank or any of such Issuing Bank's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

2.9.9	Liability for Acts and Omissions.

As between any Loan Party and an Issuing Bank, or such Issuing Bank's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for any of the following including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document (including all sight drafts, certificates and all other instruments) submitted by any party in connection with any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Bank or such Issuing Bank's Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank or such Issuing Bank's Affiliates, as applicable, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Bank's or such Issuing Bank's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve any Issuing Bank from liability for (a) such Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in clauses (i) through (viii) of such sentence or (b) with respect to any damages suffered by any Loan Party that such Loan Party proves were caused by such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In no event shall any Issuing Bank or any Issuing Bank's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Bank and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by such Issuing Bank or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuing Bank or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuing Bank or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by each Issuing Bank or such Issuing Bank's Affiliates under or in connection with the Letters of Credit issued by it, the Issuer Documents or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Bank or such Issuing Bank's Affiliates under any resulting liability to the Borrower or any Lender, unless such action taken or omitted, is found, in a final decision by an Official Body, to have constituted gross negligence.

2.10	Borrowings to Repay Swing Loans.

PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Commitment minus its Ratable Share of LC Exposure. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. The Paying Agent on behalf of PNC Bank shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) no later than 11:00 a.m. on any Business Day that such Revolving Credit Loans are to be made under this Section 2.10 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5 or Section 7.2 are then satisfied) to the Paying Agent on behalf of PNC Bank, no later than 3:00 p.m., Pittsburgh time, on the same Business Day (the "Settlement Date").

2.11	Increase in Revolving Credit Commitments.

(a) Increasing Lenders and New Lenders. The Borrower may, up to two times prior to the Expiration Date, request that (1) the current Lenders (each a "Current Lender") increase their Revolving Credit Commitments (any Current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Lender") and/or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(i) No Obligation to Increase. No Current Lender shall be obligated to increase its Revolving Credit Commitment, and any increase in the Revolving Credit Commitment of any Current Lender shall be in the sole discretion of such Current Lender;

(ii) Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase and after giving effect to such increase;

(iii) Increase in and Aggregate Amount of Revolving Credit Commitments. The amount of the increase in Revolving Credit Commitments is at least $100,000,000. The increases in the Revolving Credit Commitments made from time to time pursuant to this Section shall not exceed $250,000,000 in the aggregate;

(iv) Resolutions; Opinion. The Loan Parties shall deliver to the Paying Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Paying Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel, which at Borrower's option, may be in-house counsel, addressed to the Paying Agent and the Lenders addressing the authorization, execution and enforceability of the Loan Documents executed in connection with such increase in the Revolving Credit Commitments;

(v) Notes. The Borrower shall execute and deliver (1) to each Increasing Lender a replacement Revolving Credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated and shall be returned to the Borrower as soon as practicable), and (2) to each New Lender a Revolving Credit Note reflecting the amount of such New Lender's Revolving Credit Commitment;

(vi) Approval of New Lenders. Any New Lender shall be subject to the approval of the Paying Agent and each Issuing Bank with outstanding Letters of Credit, such approval not to be unreasonably withheld or delayed;

(vii) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Paying Agent, signed by it and the Borrower and delivered to the Paying Agent before the effective date of such increase; and

(viii) New Lenders––Joinder. Each New Lender shall execute a Lender Joinder pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such Lender Joinder.

(b) Syndication. In the event that the Borrower elects to request an increase of the Revolving Credit Commitments, the Borrower and the Paying Agent agree to mutually develop a syndication strategy, including timelines for commitments.

(c) Treatment of Outstanding Loans and Letters of Credit.

(i) Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall (a) repay the Revolving Credit Loans then outstanding to each of the Current Lenders to the extent necessary so that after giving effect to the increase in the Revolving Credit Commitments each Current Lender will have its Ratable Share of the outstanding Revolving Credit Loans, subject to the Borrower's indemnity obligations under Section 5.5.2 [Indemnity] and (b) borrow Revolving Credit Loans from Increasing Lenders and New Lenders to the extent necessary so that after giving effect to the increase in the Revolving Credit Commitments, each such Lender will have its Ratable Share of the outstanding Revolving Credit Loans. To facilitate the foregoing, the Borrower may, subject to its compliance with the other terms of this Agreement, borrow new Loans on the effective date of such increase.

(ii) Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, (a) each Current Lender shall be deemed to have sold its existing participation in each then outstanding Letter of Credit and purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letters of Credit, and (b) each New Lender will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit. All fees shall accrue and be paid on the Letters of Credit based upon each Lender's participation therein over the relevant period of time. To the extent necessary to enable each of the Current Lenders and the New Lenders to own a Ratable Share of the Participation Advances after any increase in the Revolving Credit Comments, (a) the Current Lenders will sell a portion of its Participation Advances, and (b) the New Lenders and the Increasing Lenders will acquire Participation Advances (and will pay to the Paying Agent, for the account of each selling Lender, in immediately available funds, an amount) equal to its Ratable Share of all outstanding Participation Advances. All fees and interest on Participation Advances shall be allocated based upon each Lender's ownership therein from time to time.

3. INTENTIONALLY OMITTED

4. INTEREST RATES

4.1	Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

4.1.1	Revolving Credit Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions of Section 4.1.2 [Interest Rate for Swing Loans] regarding Swing Loans):

(i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

4.1.2	Interest Rate for Swing Loans.

Swing Loans outstanding from time to time shall bear interest at the then in effect rate of interest applicable to Revolving Credit Loans subject to the Base Rate Option.

4.1.3	Rate Quotations.

The Borrower may call the Paying Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Paying Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2	Interest Periods.

At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Paying Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

4.2.1	Amount of Borrowing Tranche.

each Borrowing Tranche of Loans to which a Euro-Rate Option applies shall be in integral multiples of $1,000,000 and not less than $5,000,000;

4.2.2	Renewals.

in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3	Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

4.3.1	Letter of Credit Fees, Interest Rate.

the Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

4.3.2	Other Obligations.

each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

4.3.3	Acknowledgment.

The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Paying Agent.

4.3.4	Euro-Rate Option Not Available Under Certain Circumstances.

Upon the occurrence of an Event of Default, no Loan may be made, converted to, or renewed under a Euro-Rate Option.

4.4	Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1	Unascertainable.

If on any date on which a Euro-Rate would otherwise be determined, the Paying Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate,

then the Paying Agent shall have the rights specified in Section 4.4.3 [Paying Agent’s and Lender’s Rights].

4.4.2	Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Paying Agent shall have the rights specified in Section 4.4.3 [Paying Agent’s and Lender’s Rights].

4.4.3	Paying Agent's and Lender's Rights.

In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Paying Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality, Etc.] above, such Lender shall promptly so notify the Paying Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Paying Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Paying Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Paying Agent shall have later notified the Borrower, or such Lender shall have later notified the Paying Agent, of the Paying Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Paying Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Paying Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Paying Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification

Obligations under Section 5.5.2 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5	Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1	Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Paying Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Paying Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 1:00 p.m., Pittsburgh time, and such payments are not distributed to the Lenders on the same day received by the Paying Agent, the Paying Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Paying Agent and not distributed to the Lenders. The Paying Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

5.2	Pro Rata Treatment of Lenders.

Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share. Each selection of, conversion to or renewal of any Interest Rate Option applicable to Revolving Credit Loans and each payment, prepayment or reduction by the Borrower with respect to principal or interest on the Revolving Credit Loans or Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Revolving Credit Loans shall (except as provided in Section 4.4.3 [Paying Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Lender] or 5.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving Credit Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Lender. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to the Paying Agent on behalf of PNC Bank according to Section 2 [Revolving Credit and Swing Loan Facilities].

5.3	Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last Business Day of each June, September, December, and March after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

5.4	Voluntary Prepayments.

5.4.1	Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or in part without premium or penalty (except as provided in Section 5.4.2 [Replacement of a Lender] below or in Section 5.5 [Additional Compensation in Certain Circumstances]):

(i) at any time with respect to any Loan to which the Base Rate Option applies,

(ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies, and

(iii) on the date specified in a notice by any Lender pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Paying Agent by 11:00 a.m., Pittsburgh time, on the date of prepayment of the Revolving Credit Loans or Swing Loans, setting forth the following information:

(x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(y) a statement indicating the application of the prepayment between the Swing Loans and Revolving Credit Loans; and

(z) the total principal amount of such prepayment of Loans, which shall not be less than $100,000 (or the total principal outstanding if less) for any Swing Loans, or $1,000,000 (or the total principal outstanding, if less) for any Revolving Credit Loans.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Paying Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Swing Loans, second to Revolving Credit Loans; and (ii) after giving effect to all the foregoing allocations, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.5.2 [Indemnity].

5.4.2	Replacement of a Lender.

In the event any Lender (i) gives notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.5.1 [Increased Costs, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Lender, (iii) becomes a Nonconsenting Lender, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Paying Agent, which shall not be unreasonably withheld, to prepay the Loans of such Lender in whole, together with all interest accrued thereon and any fees accrued under Sections 2.3 or 2.9.2.1, and terminate such Lender's Commitment within ninety (90) days after (w) receipt of such Lender's notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or 5.5.1 [Increased Costs, Etc.], (x) the date such Lender has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Lender, or (y) such Lender becomes a Nonconsenting Lender, or (z) the date such Lender became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Lender at the time of such prepayment any amounts required under Section 5.5 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Lender shall be provided by one or more of the remaining Lenders or a replacement bank acceptable to the Paying Agent; provided, further, the remaining Lenders shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Paying Agent may only be replaced subject to the requirements of Section 10.14 [Successor Agents] and provided that all Letters of Credit have expired or been terminated or replaced.

5.4.3	Mitigation Obligation.

Each Lender agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.] or 5.5.1 [Increased Costs, Etc.] with respect to such Lender, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Paying Agent or any Lender provided in this Agreement.

5.5	Additional Compensation in Certain Circumstances.

5.5.1	Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

(i) subjects any Lender or an Issuing Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans, the Letters of Credit, or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Lender or an Issuing Bank),

(ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Lender or Issuing Bank, or

(iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Lender or an Issuing Bank, or (B) otherwise applicable to the obligations of any Lender or an Issuing Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Lender or Issuing Bank with respect to this Agreement, the Notes, the making, maintenance or funding of any part of the Loans or with respect to the Letters of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on an Issuing Bank’s or any Lender's capital, taking into consideration such Issuing Bank’s or such Lender's customary policies with respect to capital adequacy), such Issuing Bank or such Lender shall from time to time notify the Borrower and the Paying Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Issuing Bank or such Lender to be necessary to compensate such Issuing Bank or such Lender for such increase in cost, reduction of income, additional expense, or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination, which shall be conclusive and binding absent manifest error. Such amount shall be due and payable by the Borrower to such Issuing Bank or such Lender ten (10) Business Days after such notice is given.

5.5.2	Indemnity.

In addition to the compensation required by Section 5.5.1 [Increased Costs, Etc.], the Borrower shall indemnify each Issuing Bank and each Lender against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Lender to fund or maintain Loans subject to a Euro-Rate Option) which such Issuing Bank or such Lender sustains or incurs with respect to the foregoing as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment, prepayment then due),

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any Loan Requests under Section 2.5 [Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments] or notice to reduce or terminate Revolving Credit Commitments under Section 2.4 [Voluntary Commitment Reduction], or

(iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due and payable hereunder.

If any Issuing Bank or any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Issuing Bank or such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Issuing Bank or such Lender shall deem reasonable) to be necessary to indemnify such Issuing Bank or such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination, which shall be conclusive and binding absent manifest error. Such amount shall be due and payable by the Borrower to such Issuing Bank or such Lender ten (10) Business Days after such notice is given.

6. REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties.

The Loan Parties, jointly and severally, represent and warrant to the Paying Agent and each of the Lenders as follows:

6.1.1	Organization and Qualification.

Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the lawful power to own or lease its properties and to conduct its business in which it is currently engaged, except where the failure to have such power would not reasonably be expected to result in any Material Adverse Change. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except to the extent that the failure to be so duly licensed or qualified or in good standing would not reasonably be expected to result in any Material Adverse Change.

6.1.2	Subsidiaries.

Schedule 6.1.2 states the name of each of the Loan Parties that are Subsidiaries of the Borrower, its jurisdiction of incorporation, the issued and outstanding shares thereof (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.

6.1.3	Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4	Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver has been duly executed and delivered by such Loan Party. This Agreement and each other Loan Document constitutes legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

6.1.5	No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents to which it is a party by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents), except that certain consents may be required under the Material Contracts in connection with any attempt to assign such Material Contracts pursuant to the assertion of remedies under the Loan Documents.

6.1.6	Litigation.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against any Loan Party at law or equity before any Official Body that individually or in the aggregate would reasonably be expected to result in any Material Adverse Change. To the knowledge of any Responsible Officer of the Borrower, none of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body that would reasonably be expected to result in any Material Adverse Change.

6.1.7	Financial Statements.

(i) Historical Statements. The Borrower has delivered to the Paying Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2006 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

(ii) Financial Projections. The Borrower has delivered to the Paying Agent the Financial Projections. The Financial Projections have been prepared in good faith based upon reasonable assumptions.

(iii) Accuracy of Financial Statements. Neither the Borrower nor any other Loan Party has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any other Loan Party that would reasonably be expected to cause a Material Adverse Change. Since December 31, 2006, no Material Adverse Change has occurred.

6.1.8	Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

6.1.8.1	General.

The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 [Use of Proceeds] and 8.1.8 [Use of Proceeds].

6.1.8.2	Margin Stock.

None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used as a "Purpose Credit" (as defined in Regulation U) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

6.1.8.3	Section 20 Subsidiaries.

The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

6.1.9	Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Paying Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition or results of operations of the Loan Parties taken as a whole that has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Paying Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.10	Taxes.

All federal, state, local and other tax returns required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision has been made for the payment of all such taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party for any period.

6.1.11	Consents and Approvals.

Except for the filing of financing statements, the Mortgages in the state and county filing offices, and the Ship Mortgages and Patent, Trademark and Copyright Assignment in the applicable federal offices, and obtaining necessary "blocked account" agreements from third parties with respect to deposit accounts, securities accounts, commodities accounts and investment accounts as permitted by the Security Agreement, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is necessary to authorize or permit the execution, delivery or performance of this Agreement and the other Loan Documents or for the validity or enforceability hereof or thereof.

6.1.12	No Event of Default; Compliance with Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would reasonably be expected to result in a Material Adverse Change.

6.1.13	Insurance.

Schedule 6.1.13 lists all material insurance policies to which any Loan Party is a party, all of which are valid and in full force and effect. Such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties.

6.1.14	Compliance with Laws.

The Loan Parties are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.19 [Environmental Matters]) in all jurisdictions in which any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

6.1.15	Material Contracts; Burdensome Restrictions.

All material coal supply contracts and other Material Contracts are in full force and effect except to the extent that the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse Change. None of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would reasonably be expected to result in a Material Adverse Change.

6.1.16	Investment Companies; Regulated Entities.

None of the Loan Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties is a "holding company" or any "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the Loan Parties is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.17	ERISA Compliance.

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change:

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws (except that with respect to any Multiemployer Plan which is a Plan, such representation is deemed made only to the knowledge of the Borrower). With respect to each Plan, no “accumulated funding deficiency” (within the meaning of Section 412 of the Code) had occurred and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made.

(ii) There has been no nonexempt “prohibited transaction” (as defined in Section 406 of ERISA) or violation of the fiduciary responsibility rules with respect to any Plan.

(iii)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.1.18	Employment Matters; Coal Act; Black Lung Act.

Each of the Loan Parties is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change. The Borrower, its Subsidiaries and its "related persons" (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrower, its Subsidiaries or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change. The Loan Parties are in compliance in all material respects with the Black Lung Act, and none of the Loan Parties has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

6.1.19	Environmental Matters.

Except as disclosed in the Borrower’s most recent annual and quarterly reports filed with the SEC, or as otherwise could not reasonably be expected to have a Material Adverse Change:

(a) The facilities and properties currently or formerly owned, leased or operated by any of the Loan Parties (the “ Properties ”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(b) None of the Loan Parties has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Loan Parties (the “ Business ”), or any prior business for which the Borrower has retained liability under any Environmental Law.

(c) Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

6.1.20	Anti-Terrorism Laws.

6.1.20.1	General.

None of the Loan Parties nor or any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

6.1.20.2	Executive Order No. 13224.

None of the Loan Parties, nor or any Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

(v) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a Person or entity who is affiliated or associated with a person or entity listed above.

No Loan Party and, to the knowledge of any Loan Party, none of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

6.2	Updates to Schedules.

Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Paying Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Paying Agent, in its reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule.

7. CONDITIONS TO AMENDMENT AND RESTATEMENT OF EXISTING CREDIT

AGREEMENT; CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of the Lenders to amend and restate the Existing Credit Agreement and to make Revolving Credit Loans, of an Issuing Bank to issue Letters of Credit hereunder, and of PNC Bank to make Swing Loans is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Revolving Credit Loans or Swing Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1	Conditions to Amendment and Restatement of Existing Credit Agreement.

On the Closing Date:

7.1.1	Officer's Certificate.

The representations and warranties of each of the Loan Parties contained in Section 6 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Paying Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by a Responsible Officer of each of the Loan Parties, to each such effect.

7.1.2	Secretary's Certificate.

There shall be delivered to the Paying Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) due authorization of all action taken by such Loan Party in connection with this Agreement and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Paying Agent, an Issuing Bank, each Co-Administrative Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized or qualified to do business dated no later than ten (10) Business Days before the Closing Date.

7.1.3	Delivery of Loan Documents.

7.1.3.1 This Agreement and the Notes shall have been duly executed by the Loan Parties, a party thereto, and delivered to the Paying Agent; and

7.1.3.2 The Collateral Trust Agreement and each of the Mortgages and Ship Mortgages shall have been amended to, among other matters, properly describe this Agreement and the Loans to be made hereunder and shall otherwise be in a form acceptable to the Paying Agent.

7.1.4	Opinion of Counsel.

7.1.4.1 There shall be delivered to the Paying Agent for the benefit of each Lender a written opinion of Robert Vukas for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Paying Agent), dated the Closing Date and in form and substance satisfactory to the Paying Agent and its counsel: (i) as to the matters set forth in Exhibit 7.1.4(A) and (ii) as to such other matters incident to the transactions contemplated herein as the Paying Agent may reasonably request.

7.1.4.2 In addition, there shall also be delivered to the Paying Agent, for the benefit of each Lender, a written opinion of McGuireWoods LLP, counsel to the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Paying Agent), dated the Closing Date and in form and substance satisfactory to the Paying Agent and its counsel: (i) as to matters set forth in Exhibit 7.1.4(B) and (ii) as to such other matters incident to the transactions contemplated herein as the Paying Agent may reasonably request.

7.1.4.3 In addition, there shall also be delivered to the Paying Agent, for the benefit of each Lender, written opinions of local counsel in the states of West Virginia and Pennsylvania selected by the Loan Parties and reasonably acceptable to the Paying Agent regarding real estate and other matters, dated the Closing Date and in form and substance reasonably satisfactory to the Paying Agent and its counsel: (i) as to matters set forth in Exhibit 7.1.4(C) and (ii) as to such other matters incident to the transactions contemplated herein as the Paying Agent may reasonably request.

7.1.5	Legal Details.

All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Paying Agent and its counsel, and the Paying Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Paying Agent and its counsel, as the Paying Agent or its counsel may reasonably request.

7.1.6	Payment of Fees.

The Borrower shall have paid or caused to be paid to the Paying Agent and any Co-Administrative Agents for themselves and for the account of the Lenders to the extent not previously paid, all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Paying Agent, any Co-Administrative Agents and the Lenders are entitled to be reimbursed.

7.1.7	Officer's Certificate Regarding MACs.

Since December 31, 2006: (i) no Material Adverse Change shall have occurred and (ii) there shall have been no material change in the management of any Loan Party; and there shall have been delivered to the Paying Agent for the benefit of each Lender a certificate dated the Closing Date and signed by a Responsible Officer of each Loan Party to each such effect.

7.1.8	No Violation of Laws.

The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders or such Issuing Bank.

7.1.9	No Actions or Proceedings.

No action, proceeding, investigation, regulation or legislation shall have been instituted, or, to the knowledge of any Responsible Officer threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the sole discretion of the Paying Agent, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.1.10	Schedules.

The Loan Parties shall have delivered to the Paying Agent and to each Lender amended and restated schedules to this Agreement, with each schedule to be in form and substance satisfactory to the Paying Agent.

7.1.11	Financial Statements and Financial Projections.

The Borrower shall have delivered to the Paying Agent and the Lenders the Historical Statements, the Financial Projections and a certificate, signed by a Responsible Officer of the Borrower and certifying that (i) neither the Borrower nor any other Loan Party has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto and (ii) except as disclosed in the Historical Statements, there are no unrealized or anticipated losses from any commitments of the Borrower or any other Loan Party that would reasonably be expected to cause a Material Adverse Change. Such Historical Statements, Financial Projections and certifications shall be in form and substance satisfactory to the Paying Agent and the Lenders.

7.1.12	ERISA; Other Due Diligence.

The Paying Agent and the Lenders shall have completed or shall have caused to be completed, to their satisfaction in form, scope, substance and in all other respects, a due diligence review with respect to the assets, financial condition, operations, business and prospects of the Borrower and each of the other Loan Parties, including a review, without limitation of the books and records of the Borrower and each of the other Loan Parties, the Historical Statements and related Form-10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2006, the Financial Projections, and, all tax, ERISA, employee retirement benefit, and the contingent liabilities to which the Borrower and any other Loan Party may be subject.

7.1.13	Refinancing.

To permit the refinancing by the Lenders of the revolving credit loans outstanding under the Existing Credit Agreement, (i) Borrower shall request Revolving Credit Loans in an amount sufficient to refinance the revolving credit loans under the Existing Credit Agreement by delivering to the Paying Agent an appropriately completed irrevocable Loan Request not later than 11:00 a.m., Pittsburgh time, one (1) Business Day prior to the first Borrowing Date (which shall be only the Closing Date) pursuant to which Revolving Credit Loans (to which the Base Rate Option applies) are requested; and (ii) contemporaneously with the execution and effectiveness of this Agreement and utilizing a portion of the proceeds of the Revolving Credit Loans, the Borrower shall pay in full all amounts outstanding under the Existing Credit Agreement, including all unpaid principal, interest, breakage fees and all other fees and charges thereunder in order to accomplish the amendment and restatement thereof as of the Closing Date. Each Lender that was a bank under the Existing Credit Agreement, by execution of this Agreement, waives all notice of prepayment of loans and all notice of termination of the commitments under the Existing Credit Agreement. In the event that the

Borrower submits a Loan Request hereunder, then the Borrower agrees to indemnify the Lenders for any and all liabilities, losses, or expenses arising therefrom in accordance with the standards set forth in Section 5.5.2, regardless of whether this Agreement has become effective.

7.1.14	Certain Amended and Restated Exhibits.

Upon the effectiveness of this Agreement, (i) Exhibit 1.1(A) [Assignment and Assumption Agreement], Exhibit 1.1(B) [New Lender Joinder, Exhibit 1.1 (C) [Collateral Trust Agreement], Exhibit 1.1(G)(1) [Guarantor Joinder], Exhibit 1.1(I)(1) [Indemnity], Exhibit 1.1(P)(1) [Patent, Trademark and Copyright Assignment], Exhibit 1.1(P)(2) [Pledge Agreement], Exhibit 1.1(R) [Revolving Credit Note], Exhibit 1.1(S)(1) [Security Agreement], Exhibit 1.1(S)(2) [Swing Loan Note], Exhibit 2.5.1 [Loan Request, Rate Request], Exhibit 2.5.2 [Swing Loan Request], Exhibit 7.1.4(A) [Opinion of Counsel], Exhibit 7.1.4(B) [Opinion of McGuire Woods LLP], Exhibit 7.1.4(C) [Opinion of Local Counsel], Exhibit 8.2.6 [Acquisition Compliance Certificate], and Exhibit 8.3.4 [Quarterly Compliance Certificate] shall be amended and restated in their entirety in the form of the exhibits attached hereto, bearing such names and numerical references, (ii) Exhibit 1.1(M)(3) [Amendment No. 2 to Mortgage] shall be added as new exhibits to this Agreement in the form of such exhibits attached hereto, bearing such names and numerical references and (iii) Exhibit 1.1(D)(1) [Deed of Trust (Oil and Gas-Pipeline)], Exhibit 1.1(D)(2) [Terminal Indemnity Deed of Trust], Exhibit 1.1(D)(3) [Amendment No. 1 to Deed of Trust (Oil and Gas—Pipeline)], Exhibit 1.1(D)(4) [Amendment No. 1 to Terminal Indemnity Deed of Trust] and Exhibit 7.1.15 [Solvency Certificate] shall be deleted as Exhibits to this Agreement. All other Exhibits to this Agreement shall continue to be effective and in such form as effective prior to the Closing Date.

7.2	Each Additional Loan or Letter of Credit.

At the time of making any Loans or issuing any Letters of Credit (or amendments or extensions thereto) other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 [Representations and Warranties] and in the other Loan Documents shall be true on and as of the date of any Loan Request, any Swing Loan Request, and the making of such additional Loan or the issuance such Letter of Credit (or amendments or extensions thereto) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit (or amendments or extensions thereto) shall not contravene any Law applicable to any Loan Party or any of the Lenders; and the Borrower shall have delivered to the Paying Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

8. COVENANTS

8.1	Affirmative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, and satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1	Preservation of Existence, Etc.

Each Loan Party shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its failure to so qualify, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

8.1.2	Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Loan Parties, taken as a whole, or which would materially affect the Collateral, provided that the Loan Parties will pay all such liabilities forthwith upon the commencement of proceedings to enforce any Lien which may have attached as security therefore or take other action as is required to suspend such enforcement action.

8.1.3	Maintenance of Insurance.

Each Loan Party shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including flood, fire, property damage, workers' compensation and public liability insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Paying Agent, the Loan Parties shall deliver to the Paying Agent (x) annually an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all commercial insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain the necessary endorsements or policy language, which shall (i) specify the Collateral Trustee on behalf of the Secured Parties as an additional insured on the liability policies and mortgagee and lender loss payee as their interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the additional insured, (ii) provide that the interest of the Lenders, under the lender's loss payable endorsement in a form similar to the form provided on the Closing Date, shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise (to the extent that the Loan Parties are able on a reasonable efforts basis to obtain such waiver from the insurers), (iv) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least ten (10) days after notification to the Paying Agent of such cancellation or change, (v) be primary without right of contribution of any other liability insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (vi) provide that inasmuch as any liability policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The Loan Parties shall maintain all flood insurance policies of a type and in an amount as carried by the Loan Parties on the Closing Date. If a Casualty Event occurs, the Borrower shall promptly notify the Paying Agent of such event and the estimated (or actual, if available) amount of such loss.

8.1.4	Maintenance of Properties and Leases.

Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made, in a reasonably diligent fashion, all appropriate repairs, renewals or replacements thereof.

8.1.5	Visitation Rights; Field Examinations.

Each Loan Party shall permit any of the officers or authorized employees or representatives of the Paying Agent or any of the Lenders (so long as no Event of Default has occurred and is continuing, at such Paying Agent's or Lender's expense) to visit and inspect any of its properties during normal business hours and to examine (including, without limitation, any field examinations) and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Paying Agent with reasonable notice prior to any visit or inspection, all such visits and inspections shall be made in accordance with such Loan Party's standard safety, visit and inspection procedures and no such visit or inspection shall interfere with such Loan Party's normal business operation. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Paying Agent.

8.1.6	Keeping of Records and Books of Account.

The Borrower and each other Loan Party shall maintain and keep proper books of record and account which enable the Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any other Loan Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs. Without limiting the generality of the foregoing, the Loan Parties shall maintain adequate allowances on its books in accordance with GAAP for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining activities and (iv) future costs associated with other potential environmental liabilities.

8.1.7	Compliance with Laws.

Each Loan Party shall comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to result in a Material Adverse Change.

8.1.8	Use of Proceeds.

The Loan Parties will use the Letters of Credit and the proceeds of the Loans only as follows: (a) on the Closing Date, to repay all of the obligations outstanding, if any, under the Existing Credit Agreement, (b) for general corporate purposes of the Loan Parties, including, without limitation, working capital, Permitted Acquisitions, and capital expenditures of the Loan Parties. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

8.1.9	Further Assurances.

Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Lien on and Prior Security Interest in the Collateral in favor of the Collateral Trustee for the benefit and of the Secured Parties as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Paying Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce the Collateral Trustee's rights and remedies thereunder with respect to the Collateral.

8.1.10	Subordination of Intercompany Loans.

Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.1.11	Tax Shelter Regulations.

None of the Loan Parties intends to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any of the Loan Parties determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Paying Agent thereof, and (2) deliver to the Paying Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Paying Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

8.1.12	Anti-Terrorism Laws.

The Loan Parties shall not (i) knowingly conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to Lenders certification confirming Borrower's compliance with this Section 8.1.12.

8.1.13	Maintenance of Coal Supply Agreements and Material Contracts.

Each Loan Party shall maintain and materially comply with the terms and conditions of all coal supply agreements and Material Contracts, the nonperformance of which would reasonably be expected to result in a Material Adverse Change.

8.1.14	Collateral.

From the Closing Date until a Security Release Event, pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Collateral Trustee, for the benefit of the Secured Parties, a first priority security interest in and lien on, subject only to Permitted Liens, (i) all capital stock and equity interests owned by the Loan Parties (including all stock owned in CNX Gas), but only up to 65% of the capital stock or equity interests of the Foreign Subsidiaries and none of the capital stock or equity interests of the other Excluded Subsidiaries (other than CNX Gas) and (ii) all of the assets of the Loan Parties including all accounts, inventory, as-extracted collateral, fixtures, equipment, investment property, instruments, chattel paper, general intangibles, Coal reserves, methane gas reserves, coal bed methane reserves, mineral rights, owned and leased Real Property, leasehold interests, patents and trademarks of each of the Loan Parties whether owned on the Closing Date or subsequently acquired; provided however, Liens will not be required on (a) the assets described on Schedule 8.1.14, (b) any stock or assets acquired after the Closing Date in a Permitted Acquisition, (c) any parcel of Real Property acquired after the Closing Date having a market value of less than the Threshold Amount, (d) any patents, trademarks, trade names and copyrights other than those owned by the Loan Parties as of the Closing Date, (e) the properties owned by the Loan Parties and commonly referred to as "Miller Creek Reserve" and "Holden Properties" for a period of ninety (90) days after the Closing Date in accordance with Section 8.1.15 herein, and (f) the Baltimore Dock Facility.

8.1.15	Liens on Miller Creek and Holden Reserves.

Within ninety (90) calendar days of the Closing Date (which time period may be extended at the sole discretion of the Paying Agent), the Loan Parties shall grant a first priority Lien on the properties commonly referred to as the Miller Creek and Holden Reserves as security for the Obligations pursuant to the Loan Documents.

8.2	Negative Covenants.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

8.2.1	Indebtedness.

None of the Loan Parties shall at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof which extend the term of such Indebtedness beyond the Expiration Date, provided there is no increase in the amount of such Indebtedness or other significant change in the terms thereof);

(iii) Indebtedness secured by Liens permitted by clause (vii) of the definition of Permitted Liens provided that the aggregate amount of such secured Indebtedness shall not exceed $125,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)), and provided, further, that at the time of the incurrence of any such Indebtedness no Potential Default or Event of Default shall exist;

(iv) Indebtedness of any Loan Party payable to any other Loan Party so long as such Indebtedness is subordinated in accordance with the provisions of Section 8.1.10 [Subordination of Intercompany Loans];

(v) Indebtedness incurred in connection with any Swap Transaction;

(vi) Indebtedness relating to the Senior Notes (2002);

(vii) Indebtedness secured by Liens permitted by clauses (xi) and (xii) of the definition of Permitted Liens;

(viii) Indebtedness secured by a Lien permitted by clause (xv) of the definition of Permitted Liens, provided that the aggregate amount of such secured Indebtedness shall not exceed $50,000,000 at any time, and provided, further, that at the time of the incurrence of any such Indebtedness no Potential Default or Event of Default shall exist;

(ix) Indebtedness of the type reflected in clause (k) of the definition of Indebtedness arising out of or with respect to surety and performance bonds procured by the Loan Parties in the ordinary course of its business, and Indebtedness secured by Liens permitted by clauses (i), (ii), (iii) and (iv) of the definition of Permitted Liens; and

(x) additional unsecured Indebtedness, provided, that at the time such unsecured Indebtedness is incurred, the Loan Parties can demonstrate pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio] (including in such computations such unsecured Indebtedness as permitted under this clause).

8.2.2	Liens.

None of the Loan Parties shall at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3	Guaranties.

None of the Loan Parties shall at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except:

(i) any Guaranty by any Loan Party of Indebtedness, liabilities or other obligations of any other Loan Party under any capital lease or operating lease under which any Loan Party is the lessee, so long as such lease is permitted by this Agreement;

(ii) any Guaranty by any Loan Party of representations, warranties, performance covenants, or indemnities arising in connection with any sale or other disposition of assets of any Loan Party permitted by this Agreement;

(iii) any Guaranty by any Loan Party of any Indebtedness of another Loan Party permitted by Section 8.2.1 [Indebtedness], so long as in the case of the Senior Notes (2002), any Subsidiary of the Borrower which provides a Guaranty of the Senior Notes (2002) shall become a Guarantor and join the Guaranty Agreement;

(iv) any Guaranty of any Loan Party's commitment or obligation to make an Investment that is permitted by Sections 8.2.4(vii) or (viii) [Loans and Investments].

(v) any Guaranty by any Loan Party of any Ordinary Course Obligation of any other Loan Party;

(vi) any Guaranty by any Loan Party pursuant to the Guaranty Agreement;

(vii) any existing Guaranty that is set forth on Schedule 8.2.3; and

(viii) any Guaranty by any Loan Party, other than those specifically excepted pursuant to clauses (i) through (vii) above, for outstanding obligations (whether contingent or otherwise) so long as the outstanding aggregate amount of such Guaranties, at such time, plus the amount of Investments set forth in Section 8.2.4(vi) below, does not exceed $250,000,000; provided that for the purposes of calculating the outstanding aggregate amount of such Guaranties and such Investments, this aggregate amount shall be reduced by the aggregate amount of any quantifiable rebate, dividend, return, or other financial benefit received by such Loan Party with respect to such Investments and Guaranties for the period from the Closing Date through and including the date of determination.

8.2.4	Loans and Investments.

None of the Loan Parties shall at any time make or suffer to remain outstanding any Investment or become or remain liable for any Investments, except:

(i) trade credit extended on usual and customary terms in the ordinary course of business;

(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business, provided that such advances to all such employees do not exceed an aggregate amount of $5,000,000 outstanding at any time;

(iii) Permitted Investments;

(iv) Permitted Acquisitions;

(v) in connection with the management of employee benefit trust funds of any Loan Party or any Subsidiary of any Loan Party, investment of such employee benefit trust funds in investments of a type generally and customarily used in the management of employee benefit trust funds;

(vi) Investments, other than those specifically described in clauses (i) through (v) above and (vii) through (xii) below, made by the Loan Parties after the Closing Date in all Persons (other than the Loan Parties) in the form of cash, unpaid loans or advances from the Loan Parties, so long as the outstanding aggregate amount of such Investments, at such time, plus the amount of Guaranties set forth in Section 8.2.3(viii) above, does not exceed $250,000,000; provided that for purposes of calculating the outstanding aggregate amount of such Investments, including such Guaranties, such aggregate amount shall be reduced by the aggregate amount of any quantifiable rebate, dividend, return, or other financial benefit received by such Loan Party with respect to such Investments and Guaranties for the period from the Closing Date through and including the date of determination, and provided further, that no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Investment;

(vii) Investments of Non-Strategic Assets so long as no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Investment;

(viii) Investments, other than those specifically described in clauses (i) through (vii) above and (ix) and (xii) below, in the form of non-cash assets so long as the fair market value of such assets plus (without duplication) all sales, transfers, and dispositions of assets under Section 8.2.7(viii) [Disposition of Assets or Subsidiaries], for the period from the Closing Date through and including the date of determination, does not exceed $150,000,000 in the aggregate; provided that no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Investment;

(ix) Investments existing as of the Closing Date;

(x) Investments in any Loan Party;

(xi) Investments consisting of all or a portion of the Baltimore Dock Facility so long as no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Investment; and

(xii) Investments consisting of stock in CNX Gas so long as no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Investment.

8.2.5	Dividends and Related Distributions.

None of the Loan Parties shall make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except:

(i) dividends or other distributions payable to another Loan Party;

(ii) dividends payable by the Borrower on common stock issued by the Borrower, provided that at the time of any such dividend payment, (1) no Event of Default or Potential Default shall exist or shall result from such dividend payment after giving effect thereto; (2) the Leverage Ratio at such time is less than 2.5 to 1.0; and (3) the Borrower has Availability in excess of $100,000,000 after such dividend;

(iii) stock purchases or redemptions in connection with the exercise by employees or members of the board of directors of any Loan Party of any equity securities issued pursuant to an employee or board of directors equity subscription agreement, equity option agreement or equity ownership arrangement or other compensation plan permitted to be issued hereunder;

(iv) common stock purchases or redemptions, made by the Borrower, of common stock issued by the Borrower, provided that at the time of any such purchases and redemptions, (1) no Event of Default or Potential Default shall exist or shall result from such purchases or redemptions after giving effect thereto; (2) the Leverage Ratio at such time is less than 2.5 to 1.0; and (3) the Borrower has Availability in excess of $100,000,000 after such purchases and redemptions;

(v) common stock purchases or redemptions, made by the Borrower of common stock issued by the Borrower, in connection with any Permitted Gas Properties Transaction, provided that (1) the aggregate amount of such stock purchases or redemptions does not exceed the amount of the Unused Cash Gas Proceeds; (2) the Loan Parties shall demonstrate that they shall be in pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio], after giving effect to any such stock purchase or redemption, by delivering at least five Business Days prior to the consummation of such stock purchase or redemption, a certificate in the form of Exhibit 8.3.4 evidencing such compliance; and (3) at the time of any such stock purchase or redemption, no Event of Default or Potential Default shall exist or shall result after giving effect to such stock purchase or redemption;

(vi) dividends payable by the Borrower on common stock issued by the Borrower, in connection with any Permitted Gas Properties Transaction, provided that (1) the aggregate amount of such dividend does not exceed the amount of Unused Cash Gas Proceeds; (2) the Loan Parties shall demonstrate that they shall be in pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio], after giving effect to any such dividend, by delivering at least five Business Days prior to the consummation of such dividend, a certificate in the form of Exhibit 8.3.4 evidencing such compliance; and (3) at the time of any such dividend, no Event of Default or Potential Default shall exist or shall result after giving effect to such dividend; and

(vii) distributions of equity made by the Borrower, in connection with any Permitted Gas Properties Transaction provided that (1) the Loan Parties shall demonstrate that they shall be in pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio], after giving effect to any such distribution of equity, by delivery at least five Business Days prior to the consummation of such distribution, a certificate in the form of Exhibit 8.3.4 evidencing such compliance and (2) at the time of any such distribution, no Event of Default or Potential Default shall exist or shall result after giving effect to such distribution.

8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.

None of the Loan Parties shall dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of a business or division of any other Person, provided that

(1) any Loan Party (other than the Borrower) may consolidate or merge into any other Loan Party and any Loan Party may consolidate or merge into Borrower, provided that Borrower is the surviving entity;

(2) any Subsidiary of the Borrower (other than any Subsidiary which is a Loan Party) may consolidate or merge into any other Subsidiary of the Borrower (so long as the Subsidiary so consolidated or merged with or into is also not a Loan Party),

(3) any Loan Party may acquire whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person, constituting a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met (if the acquisition relates to CNX Gas, only clause (ii) shall be applicable):

(i) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as, or shall support or be complementary to, one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(ii) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(iii)(A) the pro forma Leverage Ratio (including in such computation Indebtedness incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) is less than 2.5 to 1.0 after taking into account such Permitted Acquisition or (B) if the pro forma Leverage Ratio (including in such computation Indebtedness incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) is 2.5 to 1.0 or higher after taking into account such Permitted Acquisition, the aggregate Consideration to be paid by the Loan Parties for such Permitted Acquisition plus the Consideration paid for all other Permitted Acquisitions made between the Closing Date and the date of such Permitted Acquisition shall not exceed $100,000,000; and

(iv) if the Consideration to be paid by the Loan Parties for such Permitted Acquisition exceeds the Threshold Amount, the Loan Parties shall deliver to the Paying Agent at least five (5) Business Days before such Permitted Acquisition: (A) a certificate of the Borrower in substantially the form of Exhibit 8.2.6 evidencing (x) pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio] (including in such computations Indebtedness incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) and (y) that the Borrower shall have, after giving effect to such Permitted Acquisition, at least $50,000,000 of Availability, and (B) copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Paying Agent such other information about such Person or its assets as the Paying Agent may reasonably require, and the Paying Agent shall, to the extent it receives any such copies of agreements or information, provide such copies of agreements or information to the Lenders.

8.2.7	Dispositions of Assets or Subsidiaries.

None of the Loan Parties shall sell, convey, assign, lease, sell and leaseback, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of Accounts, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party) or grant options or rights of first refusal in its assets, except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's business;

(iii) any sale, transfer or lease of assets by any Loan Party to another Loan Party;

(iv) any sale, transfer or lease of assets, so long as (A) within two hundred and seventy (270) days following any such sale, transfer or lease, the assets that were the subject thereof are replaced by or subject to contractual obligation for the replacement by, substitute, replacement or other assets of the type used in any Loan Party's business, and (B) all such substitute assets are subject to the Collateral Trustee's Prior Security Interest for the benefit of the Secured Parties to the extent such substitute assets are not identified on Schedule 8.1.14; provided that the fair market value of all assets sold, transferred or leased under this clause in any given fiscal year shall not exceed $250,000,000 (for purposes of this Section, so long as an option or right of first refusal is in effect with respect to certain assets, it shall be treated as a disposition on the date that the option or right of first refusal is granted);

(v) any sale of Accounts or contracts giving rise to Accounts pursuant to the Permitted Receivables Financing by the Securitization Subsidiary, provided that at the time of any such sale no Event of Default shall exist or shall result from such sale after giving effect thereto;

(vi) any sale of Accounts arising from the export outside of the U.S. of goods or services by any Loan Party, provided that at the time of any such sale, no Event of Default or Potential Default shall exist or shall result from such sale after giving effect thereto;

(vii) any lease, sublease or license of assets (with a Loan Party as the lessor, sublessor or licensor) in the ordinary course of business, provided that the interests of the Loan Parties in any such lease, sublease or license are subject to the Lenders' Prior Security Interest;

(viii) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vii) above or (ix) through (xii) below, so long as (A) the sum of (1) the Net Cash Proceeds of such sale, plus (2) all other Net Cash Proceeds from sales, transfers or leases of assets calculated for the period from the Closing Date through and including the date of determination, does not exceed an aggregate amount of $150,000,000 less (without duplication) the fair market value of assets contributed in the form of Investments pursuant to Section 8.2.4(viii) subsequent to the Closing Date (for purposes of this Section, so long as an option or right of first refusal is in effect with respect to certain assets, it shall be treated as a disposition on the date that the option or right of first refusal is granted), and (B) notification of any such sale, transfer or lease of assets shall be included within the Borrower's Compliance Certificate delivered pursuant to Section 8.3.4 [Certificate of the Borrower] for each fiscal quarter in which any such sale, transfer or lease of assets has occurred;

(ix) dispositions pursuant to Permitted Gas Properties Transactions;

(x) the sale, transfer or lease of Non-Strategic Assets so long as no Potential Default or Event of Default is then in existence or will result therefrom and, in the event that the Consideration exceeds the Threshold Amount, the Loan Parties shall deliver to the Paying Agent at least five (5) Business Days before such sale, transfer or lease a certificate of the Borrower evidencing pro forma compliance with the covenants contained in Sections 8.2.15 [Maximum Leverage Ratio] and 8.2.16 [Minimum Interest Coverage Ratio];

(xi) dispositions of any Hydrocarbon Property so long as no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such disposition; and

(xii) the sale, lease or transfer of all or any portion of the Baltimore Dock Facility so long as no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such sale, lease or transfer.

8.2.8	Affiliate Transactions.

Each of the Loan Parties shall not enter into or carry out any transaction with any Affiliate thereof (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless (i) such transaction is not otherwise prohibited by this Agreement, and (ii) such transaction either (a) would be entered into by a prudent Person in the position of such Loan Party or (b) is entered into upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

8.2.9	Subsidiaries, Partnerships and Joint Ventures.

None of the Loan Parties shall own or create directly or indirectly any Subsidiaries other than (i) Excluded Subsidiaries; (ii) any Subsidiary that has joined this Agreement as a Guarantor on the Closing Date; and (iii) any Subsidiary formed or acquired after the Closing Date that joins this Agreement as a Guarantor by complying with the procedures set forth in Section 11.17 [Joinder of Guarantors], provided that, other than with respect to Subsidiaries acquired in connection with Permitted Acquisitions, such Subsidiary shall grant and cause to be perfected first priority Liens, subject to Permitted Liens, to the Collateral Trustee for the benefit of the Secured Parties in the assets held by, and stock of or other ownership interests in, such Subsidiary. Except in connection with an Investment permitted by Sections 8.2.4(vi) through (x) or as a result of the Permitted Acquisition of any general or limited partnership, none of the Loan Parties shall become or agree to (1) become a general partner in any general or limited partnership, or (2) become a joint venturer or hold a joint venture interest in any joint venture.

8.2.10	Continuation of or Change in Business.

None of the Loan Parties shall engage in any business other than the business of the Loan Parties and their Subsidiaries, substantially as conducted and operated by the Loan Parties and their Subsidiaries, taken as a whole, as of the Closing Date or business that supports or is complimentary to such business, and the Loan Parties shall not permit any material change in the nature of such business.

8.2.11	Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12	Issuance of Stock.

The Borrower shall not permit any other Loan Party to issue any additional shares of such Loan Party's capital stock or any options, warrants or other rights in respect thereof to any Person other than to the Borrower or to any other Loan Party.

8.2.13	Changes in Organizational Documents; Amendments to Receivables Purchase Agreement.

(a) None of the Loan Parties shall amend in any material respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days' prior written notice to the Paying Agent and the Lenders and, in the event such change would be adverse to the Lenders as reasonably determined by the Paying Agent, obtaining the prior written consent of the Required Lenders. For purposes of the foregoing, it shall be deemed material for, among other things, any amendment to affect the name of the entity, its state of formation, or its outstanding equity interests or the transferability thereof.

(b) Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, supplement, modify, amend, or restate the Receivables Purchase Agreement in any material way from time to time without providing at least fifteen (15) calendar days' prior written notice to the Paying Agent and the Lenders and, in the event any supplement, modification, amendment or restatement would make any covenant, default, event of default or other material term under the Receivables Purchase Agreement more restrictive, in any material respect, than the covenants, defaults, events of default or other material terms of the Receivables Purchase Agreement as in effect on the Closing Date, as reasonably determined by the Paying Agent, without obtaining the prior written consent of the Required Lenders.

8.2.14	Certain Matters Regarding Senior Notes (2002) and Certain Other Indebtedness.

(a) None of the Loan Parties shall defease or make any prepayments, purchases, repurchases, or redemptions of or in respect of the Senior Notes (2002), unless at the time of any such prepayment, purchase, repurchase or redemption, no Event of Default or Potential Default shall exist or shall result from such prepayment, purchase, repurchase or redemption after giving effect thereto.

(b) None of the Loan Parties shall supplement, modify, amend, or restate in any material way any of the Senior Notes (2002) or the Indebtedness described on Schedule 8.2.1, from time to time without providing at least fifteen (15) calendar days' prior written notice to the Paying Agent and the Lenders and, in the event any supplement, modification, amendment or restatement would make any covenant, default, event of default or other material term under the Senior Notes (2002) or any of the Indebtedness described on Schedule 8.2.1, more restrictive, in any material respect, than the covenants, defaults, events of default or other material terms of such Indebtedness, as in effect on the Closing Date, as reasonably determined by the Paying Agent in its sole discretion, without obtaining the prior written consent of the Required Lenders.

8.2.15	Maximum Leverage Ratio.

The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter, to be greater than 3.25 to 1.0.

8.2.16	Minimum Interest Coverage Ratio.

The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter, to be less than 4.50 to 1.0.

8.2.17	Inconsistent Agreements.

The Borrower shall not, and shall not permit any other Loan Party to, enter into any agreement containing any provision that would be violated or breached by any borrowing by the Borrower under this Agreement or by the performance by any Loan Party of their respective Obligations under this Agreement or under any other Loan Document.

8.2.18	Restrictions on Upstream Dividends and Payments.

The Borrower shall not, and shall not permit any other Loan Party to, enter into any agreement containing any provisions that would prohibit, limit or otherwise restrict dividends or distributions payable by any Loan Party to any other Loan Party.

8.2.19	Certain Matters Regarding the Collateral Trust Agreement.

There shall be (i) no amendment, modification, supplement or restatement of nor any waiver or consent under the Collateral Trust Agreement (except as required as a condition to this Agreement), nor (ii) any change after the Closing Date in the Person that is the Collateral Trustee as of the Closing Date, unless in the case of any of the matters under the immediately preceding clause (i) and clause (ii) the Borrower shall have provided at least thirty (30) calendar days' prior written notice thereof to the Paying Agent and the Lenders and obtaining the written consent of the Paying Agent and the Required Lenders.

8.3	Reporting Requirements.

The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Paying Agent and each of the Lenders:

8.3.1	Quarterly Financial Statements.

As soon as available and in any event within forty (40) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended, applicable to the Borrower), financial statements of the Borrower, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity, and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2	Annual Financial Statements.

As soon as available and in any event within sixty (60) days after the end of each fiscal year of the Borrower (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended, applicable to the Borrower), financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity, and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Paying Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

8.3.3	SEC Web Site.

Reports required to be delivered pursuant to clauses 8.3.1 [Quarterly Financial Statements], 8.3.2 [Annual Financial Statements] and 8.3.8 [Other Reports and Information] above shall be deemed to have been delivered on the date on which such report is posted on the SEC's website at www.sec.gov, and such posting shall be deemed to satisfy the reporting requirements of clauses 8.3.1, 8.3.2 and 8.3.8.

8.3.4	Certificate of the Borrower.

On or prior to the date that the financial statements of the Borrower furnished to the Paying Agent and to the Lenders pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] are required to be furnished, a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5 [Notices], (i) the representations and warranties contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

8.3.5	Notices.

Notify the Paying Agent:

(a) promptly after any Responsible Officer of the Borrower has learned of the occurrence of any Potential Default or Event of Default; and

(b) promptly after any Responsible Officer of the Borrower has learned of any event which could reasonably be expected to have a Material Adverse Change.

8.3.6	Certain Events.

Written notice to the Paying Agent:

(i) as required by Section 8.2.6(3)(iv) [Liquidations, Mergers, Consolidations, Acquisitions], with respect to any proposed acquisition of assets pursuant to such Section;

(ii) within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents, Etc.], any material amendment to the organizational documents of any Loan Party (for purposes of the foregoing, it shall be deemed material for, among other things, any amendment to affect the name of the entity, its state of formation, or its outstanding equity interests or the transferability thereof) and also within such time limits the other notices required by such Section; and

(iii) within the time limits set forth in Section 8.2.14(b) [Certain Matters Regarding Senior Notes (2002) and Certain Other Indebtedness], any material supplement, modification, amendment or restatement of certain Indebtedness described therein.

8.3.7	Other Reports and Information.

Promptly upon their becoming available to the Borrower:

(i) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

(ii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or any other Loan Party with the Securities and Exchange Commission, provided that the foregoing reports shall be deemed to have been delivered on the date on which such report is posted on the SEC's web site at www.sec.gov, and such posting shall be deemed to satisfy this reporting requirement,

(iii) a copy of any material order in any material proceeding to which the Borrower or any other Loan Party is a party issued by any Official Body, and

(iv) such other reports and information as any of the Lenders may from time to time reasonably request, including without limitation, annual budgets and five year projections of the Borrower. The Borrower shall also notify the Lenders promptly of the enactment or adoption of any Law that would reasonably be expected to result in a Material Adverse Change.

8.3.8	Tax Shelter Provisions.

Promptly after any of the Loan Parties determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a "reportable transaction" as provided in Section 8.1.11 [Tax Shelter Regulations]

(1) a written notice of such intention to the Paying Agent; and

(2) a duly completed copy of IRS Form 8886 or any successor form.

9. DEFAULT

9.1	Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1	Payments Under Loan Documents.

(a) The Borrower shall fail to make any scheduled payment of principal on any Loan or payment on any Letter of Credit Borrowing when due; or

(b) The Borrower shall fail to pay any interest on any Loan or any Letter of Credit Borrowing within three (3) days after such interest becomes due in accordance with the terms hereof; or

(c) The Borrower shall fail to pay any other amount owing hereunder (specifically excluding principal, Letter of Credit Borrowings and interest, which are addressed in subparagraphs (a) and (b) above) or under the other Loan Documents within the time period specified herein or therein and, if no time period is specified, then within three (3) days after a demand or notice has been provided to the Borrower requesting payment of such amount.

9.1.2	Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or incorrect in any material respect as of the time it was made or furnished;

9.1.3	Breach of Negative Covenants or Visitation Rights.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights; Field Examinations] or Section 8.2 [Negative Covenants];

9.1.4	Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after any Responsible Officer of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Paying Agent in its sole discretion);

9.1.5	Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of (i) the Senior Notes (2002), (ii) the Permitted Receivables Facility or (iii) any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of the Threshold Amount in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived);

9.1.6	Final Judgments or Orders.

Any final judgments or orders not covered by insurance for the payment of money in excess of the Threshold Amount in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry;

9.1.7	Loan Document Unenforceable; Collateral Trust Agreement Unenforceable.

Except to the extent that such event occurs pursuant to the provisions of this Agreement, any of the Loan Documents to which any Loan Party is a party shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such Loan Party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall cease to be in full force and effect (except by operation of its terms) or shall be contested or challenged by any Loan Party or any agent thereof or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

Except after a Security Release Event, the Collateral Trust Agreement, at any time and for any reason (i) shall cease to be in full force and effect, (ii) is declared to be null and void or (iii) is the subject of a challenge to, or a dispute over, any aspect of such Collateral Trust Agreement and such challenge or dispute is determined by the Paying Agent to be reasonably likely to adversely affect any Lien granted as security for the Obligations under each Mortgage, the Security Agreement, the Patent Trademark and Copyright Security Agreement, the Pledge Agreement and any other Loan Document;

9.1.8	Inability to Pay Debts; Attachment.

(i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any substantial part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy;

9.1.9	ERISA.

The occurrence of any of the following events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change: (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in an actual obligation to pay money of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

9.1.10	Change of Control.

Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 25% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

9.1.11	Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.12	Voluntary Proceedings.

Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

9.2	Consequences of Event of Default.

9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 9.1.1 [Payments under Loan Documents] through 9.1.10 [Change of Control] shall occur and be continuing, no further obligation shall exist on the Lenders to make Loans, PNC Bank to make Swing Loans or any Issuing Bank to issue Letters of Credit, as the case may be, and the Paying Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Obligations of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Paying Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Paying Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Paying Agent and the Lenders, and grants to the Paying Agent and the Lenders a security interest in, all such cash as security for such Obligations. Moneys in such account shall be applied by the Paying Agent to reimburse each of the Issuing Banks for LC Disbursements for which it has not been reimbursed and, if the maturity of the Loans has been accelerated (with the consent of the Required Lenders), be applied to satisfy other outstanding Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Paying Agent shall return such cash collateral to the Borrower; and

9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.11 [Involuntary Proceedings] or 9.1.12 [Voluntary Proceedings] shall occur, no further obligation shall exist on the Lenders and PNC Bank to make Loans or each Issuing Bank to issue any Letters of Credit hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Obligations of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable and the Borrower's obligation to deposit cash collateral described in Section 9.2.1 shall become effective immediately, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3	Set-off.

If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Paying Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Lender or the Paying Agent; and

9.2.4	Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Paying Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Paying Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Paying Agent or such Lender; and

9.2.5	Application of Proceeds; Collateral Trust Agreement.

9.2.5.1	Application of Proceeds.

From and after the date on which the Paying Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Paying Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Collateral Trustee or the Paying Agent, shall be applied, subject to the provisions of the Collateral Trust Agreement, as follows:

(i) first, to reimburse the Paying Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Paying Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Paying Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders incurred under this Agreement or any of the other Loan Documents or a Specified Swap Agreement whether of principal, interest, fees, expenses or otherwise, on a pro rata basis; and

(iii) the balance, if any, as required by Law.

9.2.5.2	Collateral Trust Agreement.

Subject to sharing provisions set forth in the Collateral Trust Agreement, all Liens granted as security for the Obligations under each Mortgage, the Security Agreement, the Patent Trademark and Copyright Security Agreement, the Pledge Agreement and any other Loan Document (collectively, the "Collateral Documents") shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Paying Agent, the Co-Administrative Agents and the Lenders hereunder and (ii) the Obligations incurred by any of the Loan Parties in favor of any Lender which provides a Specified Swap Agreement (the " Specified Swap Agreement Provider"). The Paying Agent shall be deemed to serve as the collateral agent (the "Lender Group Collateral Agent") for each Specified Swap Agreement Provider, for itself as Paying Agent, for each Co-Administrative Agent, and for the Lenders hereunder, provided that the Lender Group Collateral Agent shall comply with the instructions and directions of the Paying Agent (or the Lenders under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Lenders to direct the Paying Agent), as to all matters relating to the Collateral, including the maintenance and disposition thereof. No Specified Swap Agreement Provider (except in its capacity as a Lender hereunder) shall be entitled or have the power to direct or instruct the Lender Group Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the Collateral.

9.2.6	Other Rights and Remedies.

In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents (including each Mortgage), subject to the Collateral Trust Agreement, the Paying Agent and the Collateral Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent, subject to the Collateral Trust Agreement, permitted by Law. The Paying Agent and the Collateral Trustee may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Paying Agent and the Lenders under the Loan Documents or applicable Law.

9.3	Notice of Sale.

Any notice required to be given by the Collateral Trustee of a sale, lease, or other disposition of the Collateral or any other intended action by the Collateral Trustee, if given to the Borrower at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

10. THE PAYING AGENT; THE CO-ADMINISTRATIVE AGENTS

10.1	Appointment.

Each Lender hereby irrevocably designates, appoints and authorizes: (i) PNC Bank to act as Paying Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents, and (ii) authorizes each of Citicorp North America, Inc. and PNC Bank to act as Co-Administrative Agents for each Lender under this Agreement. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Paying Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Paying Agent, the Co-Administrative Agents or any of them by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Paying Agent on behalf of the Lenders to the extent provided in this Agreement, and each of Citicorp North America, Inc. and PNC Bank agrees to act as Co-Administrative Agents on behalf of the Lenders to the extent provided in this Agreement.

10.2	Delegation of Duties.

The Co-Administrative Agents and the Paying Agent may perform any of their respective duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of their respective duties as Co-Administrative Agents or Paying Agent, as the case may be) and, subject to Sections 10.5 [Reimbursement and Indemnification of Agents by the Borrower] and 10.6 [Exculpatory Provisions, Etc.], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained. It is acknowledged and agreed that each of The Bank of Nova Scotia, Bank of America, N.A., and Union Bank of California, N.A. has received the title of co-syndication agent under this Agreement, however such designations are solely to give each of The Bank of Nova Scotia, Bank of America, N.A., and Union Bank of California, N.A. its respective title and each of The Bank of Nova Scotia, Bank of America, N.A., and Union Bank of California, N.A. has no duties, responsibilities, functions, obligations or liabilities implied or otherwise under the Loan Documents solely as a result of being so designated as a co-syndication agent.

10.3	Nature of Duties; Independent Credit Investigation.

Neither the Co-Administrative Agents nor the Paying Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Paying Agent and the Co-Administrative Agents shall be mechanical and administrative in nature; neither the Paying Agent nor the Co-Administrative Agents shall have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Paying Agent or any Co-Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agents" in this Agreement with reference to the Paying Agent or the Co-Administrative Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that neither the Paying Agent nor any Co-Administrative Agent has made any representations or warranties to it and that no act by the Paying Agent or any Co-Administrative Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Paying Agent or any Co-Administrative Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Paying Agent or any Co-Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that neither the Paying Agent nor any Co-Administrative Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

10.4	Actions in Discretion of Agents; Instructions From the Lenders.

The Paying Agent and each Co-Administrative Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Paying Agent's or such Co-Administrative Agent's rights, powers or discretion herein, provided that neither the Paying Agent nor any Co-Administrative Agent shall be required to take any action that exposes the Paying Agent or any Co-Administrative Agent to personal liability or that is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Lenders, the Paying Agent and each Co-Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 10.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 10.6, no Lender shall have any right of action whatsoever against the Paying Agent or any Co-Administrative Agent as a result of the Paying Agent or any Co-Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Paying Agent or the Co-Administrative Agents, as the case may be.

10.5	Reimbursement and Indemnification of Agents by the Borrower.

The Borrower unconditionally agrees to pay or reimburse the Paying Agent and each Co-Administrative Agent and hold the Paying Agent and each Co-Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Paying Agent or any Co-Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Paying Agent or any Co-Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Paying Agent or any Co-Administrative Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Paying Agent's or any Co-Administrative Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without notice to or the consent of the Borrower, which consent shall not be unreasonably withheld. In addition, subsequent to an Event of Default, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Paying Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties in accordance with the terms of this Agreement.

10.6	Exculpatory Provisions; Limitation of Liability.

Neither the Paying Agent, any Co-Administrative Agent nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Lender, the Paying Agent, any Co-Administrative Agent or any of their respective Subsidiaries against the Paying Agent, any Co-Administrative Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Paying Agent, each Co-Administrative Agent and each Lender hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Paying Agent or any Co-Administrative Agent hereunder or given to the Paying Agent or any Co-Administrative Agent for the account of or with copies for the Lenders, the Paying Agent, each Co-Administrative Agent and each of their respective directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties that may come into the possession of the Paying Agent, any Co-Administrative Agent or any of their respective directors, officers, employees, agents, attorneys or Affiliates.

10.7	Reimbursement and Indemnification of Agents by Lenders.

Each Lender agrees to reimburse and indemnify the Paying Agent and each Co-Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share, from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements, and costs of appraisers and environmental consultants, of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Paying Agent, any Co-Administrative Agent, or any of them in their respective capacities as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Paying Agent, or any Co-Administrative Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Paying Agent's or any Co-Administrative Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Paying Agent and each Co-Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Paying Agent or the Co-Administrative Agents, as the case may be in connection with the periodic audit of the Loan Parties' books, records and business properties by the Paying Agent or the Co-Administrative Agents.

10.8	Reliance by Agents.

The Paying Agent and each Co-Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, electronic signature delivery system (in a form acceptable to the Paying Agent), resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone, or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Paying Agent or any Co-Administrative Agent. The Paying Agent and each Co-Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

10.9	Notice of Default.

Neither the Paying Agent nor any Co-Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless such Paying Agent or Co-Administrative Agent, as the case may be, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

10.10	Notices.

Each of the Paying Agent and each Co-Administrative Agent agrees to promptly send to each Lender a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Paying Agent shall promptly notify the Borrower and the other Lenders of each change in the Base Rate and the effective date thereof.

10.11	Lenders in Their Individual Capacities.

With respect to its Revolving Credit Commitment and the Revolving Credit Loans made by it and any other rights and powers given to it as a Lender hereunder or under any of the other Loan Documents, the Paying Agent and each Co-Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Paying Agent or a Co-Administrative Agent, and the term "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Paying Agent and each Co-Administrative Agent in its individual capacity. Citicorp North America, Inc. and its Affiliates, PNC Bank and its Affiliates, and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Paying Agent or any Co-Administrative Agent, as though it were not acting as Paying Agent or Co-Administrative Agent, as the case may be, hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder, in each case without notice to or consent of the other Lenders. The Lenders acknowledge that, pursuant to such activities, the Paying Agent or its Affiliates or any Co-Administrative Agent or its respective Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that neither the Paying Agent nor any Co-Administrative Agent shall be under an obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.12	Holders of Notes.

The Paying Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Paying Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

10.13	Equalization of Lenders.

The Lenders agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation relating to the Notes whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in the Obligations then due and payable relating to the Notes, provided that payments made to any Lender in respect of Obligations arising under Section 4.4.3 [Paying Agent's and Lender's Rights], 5.4.2 [Replacement of a Lender] or 5.5 [Additional Compensation in Certain Circumstances] may be retained by such Lender. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Loans in such amount as shall result in a ratable participation by the Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Lender or the holder making such purchase.

10.14	Successor Agents.

Any Co-Administrative Agent or the Paying Agent (i) may resign as Co-Administrative Agent or Paying Agent, as the case may be, or (ii) shall resign if such resignation is requested by the Required Lenders (if the Co-Administrative Agent or the Paying Agent is a Lender, such Co-Administrative Agent's or Paying Agent's Loans and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 5.4.2 [Replacement of a Lender], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If any Co-Administrative Agent or the Paying Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor to such Co-Administrative Agent or such Paying Agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor Co-Administrative Agent or Paying Agent shall not be so appointed and approved within the thirty (30) day period following a Co-Administrative Agent's or Paying Agent's notice to the Lenders of its resignation, then the resigning Co-Administrative Agent or the resigning Paying Agent, as the case may be, shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor Co-Administrative Agent or Paying Agent who shall serve as a Co-Administrative Agent or Paying Agent, as the case may be, until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor to such resigning Co-Administrative Agent or Paying Agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor Co-Administrative Agent or Paying Agent shall succeed to the rights, powers and duties of the resigning Co-Administrative Agent or Paying Agent, as the case may be, and the terms "Co-Administrative Agent" and "Paying Agent" shall mean such successor Co-Administrative Agent or Paying Agent, as the case may be, effective upon its appointment, and the former Co-Administrative Agent's or Paying Agent's rights, powers and duties as Co-Administrative Agent or Paying Agent shall be terminated without any other or further act or deed on the part of such former Co-Administrative Agent or Paying Agent or any of the parties to this Agreement. After the resignation of any Co-Administrative Agent or any Paying Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Paying Agent and each former Co-Administrative Agent and such former Paying Agent and each former Co-Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Paying Agent or a Co-Administrative Agent under this Agreement.

10.15	Agent's Fee.

The Borrower shall pay to the Paying Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Paying Agent’s Letter"), dated May 1, 2007, between the Borrower and Paying Agent, as amended or replaced from time to time.

10.16	Availability of Funds.

The Paying Agent may assume that each Lender has made or will make the proceeds of a Loan available to the Paying Agent unless the Paying Agent shall have been notified by such Lender on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Paying Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Paying Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Loan with the Paying Agent). The Paying Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Paying Agent by such Lender, the Paying Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Paying Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

10.17	Calculations.

In the absence of gross negligence or willful misconduct, the Paying Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Paying Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

10.18	No Reliance on Agents' Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Paying Agent or any Co-Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

10.19	Beneficiaries.

Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Paying Agent, each Co-Administrative Agent and the Lenders, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing their respective functions and duties under this Agreement, the Paying Agent and each Co-Administrative Agent shall act solely as Paying Agent or Co-Administrative Agent, as the case may be, of the Lenders and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

10.20	Certain Releases of Guarantors and Collateral; Security Release Event.

It is expressly agreed by each Lender, that upon the written request of the Borrower (accompanied by such certificates and other documentation as the Paying Agent may reasonably request) the Paying Agent on behalf of the Lenders and without any consent or action by any Lender, shall, so long as no Event of Default exists after giving effect thereto, release, or consent to the release by the Collateral Trustee of, any Collateral or any Guarantor from a Guaranty Agreement, in either case, in connection with any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement (including without limitation, a release of Accounts or contracts giving rise to Accounts from time to time in connection with the Permitted Receivables Financing), such release to include releases from the Guaranty Agreement of any Loan Party that becomes an Excluded Subsidiary or ceases to be a Subsidiary pursuant to any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement and a release of all the assets of such Loan Party that becomes an Excluded Subsidiary or ceases to be a Subsidiary other than a pledge of the capital stock or equity interests of a Subsidiary directly owned by any Loan Party.

Following a Security Release Event, the Paying Agent shall promptly take such actions as may be reasonably requested by the Borrower to instruct the Collateral Trustee to (i) release the Liens granted to it under the Loan Documents, (ii) confirm that the Loan Documents evidencing such Liens are terminated, and (iii) deliver to the Borrower the Pledged Collateral in its possession, in each case at the cost of the Borrower and the Guarantors. To the extent necessary to reflect the release of the Collateral pursuant to the Security Release Event, the Paying Agent shall take such actions as may be reasonably requested by the Borrower to amend the Loan Documents to reflect the release of Liens.

10.21	Certain Matters Regarding the Collateral Trust Agreement.

(a) Each Lender agrees that the Loan Parties shall be permitted to obtain releases of Liens on the Collateral directly from the Collateral Trustee to the extent that the Loan Parties are selling, transferring, leasing, disposing of, merging, or investing assets (including entities) or otherwise entering into a transaction permitted by this Agreement; provided that during the existence of a Potential Default or Event of Default, all releases shall be with the authorization of the Paying Agent. Each Lender and each Co-Administrative Agent, by its execution and delivery of this Agreement, hereby authorizes the Paying Agent to take all actions under or in connection with the Collateral Trust Agreement required to be taken by the Paying Agent on behalf of such Lender or Co-Administrative Agent under the Collateral Trust Agreement.

(b) Each Loan Party, by its execution and delivery of this Agreement, hereby authorizes the Paying Agent to contact any of the Secured Parties to obtain the "Payment Information" as defined in the Collateral Trust Agreement, pursuant to a request of the Collateral Trustee.

11. MISCELLANEOUS

11.1	Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Paying Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1	Increase of Commitment; Extension of Expiration Date; Modification of Terms of Payment.

without the written consent of all Lenders affected thereby:

(i) increase the amount of any Revolving Credit Commitment or Swing Loan Commitment,

(ii) extend the Expiration Date,

(iii) whether or not any Revolving Credit Loans are outstanding, extend the time for payment of principal or interest of any Revolving Credit Loan or any fee payable to any Lender that has a Revolving Credit Commitment,

(iv) reduce the principal amount of or the rate of interest borne by any Revolving Credit Loan or the Swing Loan, reduce the rate of any fee payable to any Lender that has a Revolving Credit Commitment or Swing Loan Commitment; or

(v) modify a Lender's right to receive pro-rata distribution of payments and proceeds;

11.1.2	Release of Collateral.

except as otherwise provided in this Agreement, without the written consent of: (i) the Super-Majority Lenders, release any Collateral (including any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiaries) that consists of less than all or substantially all of the assets of any Loan Party, or (ii) all the Lenders, release any Collateral (including any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiaries) that consists of all or substantially all of the assets of any Loan Party;

11.1.3	Release of Guarantor.

except as otherwise provided in this Agreement, without the written consent of (i) the Super-Majority Lenders, release any Guarantor from its Obligations under the Guaranty Agreement, or (ii) all Lenders, release all or substantially all Guarantors from their Obligations under the Guaranty Agreement; or

11.1.4	Miscellaneous.

without the written consent of all Lenders, amend Section 5.2 [Pro Rata Treatment of Lenders], 10.6 [Exculpatory Provisions, Etc.] or 10.13 [Equalization of Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, change the definition of Super-Majority Lenders, or change any requirement providing for the Lenders, the Required Lenders, or the Super-Majority Lenders to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Paying Agent in its capacity as Paying Agent, an Issuing Bank with respect to its Letters of Credit or PNC Bank with respect to the Swing Loans shall be effective without the written consent of the Paying Agent, such Issuing Bank or PNC Bank, as the case may be.

11.2	No Implied Waivers; Cumulative Remedies; Writing Required.

No course of dealing and no delay or failure of the Paying Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Paying Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.3	Reimbursement and Indemnification of Lenders by the Borrower; Taxes.

The Borrower agrees unconditionally upon demand to pay or reimburse to each Lender (other than the Paying Agent or any Co-Administrative Agent, as to which the Borrower's Obligations are set forth in Section 10.5 [Reimbursement and Indemnification of Agents by the Borrower]) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this

Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without notice to or the consent of the Borrower, which consent shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders, each Co-Administrative Agent and the Paying Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Paying Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save each Co-Administrative Agent, the Paying Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

11.4	Holidays.

Whenever payment of principal on a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of principal on the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5	Funding by Branch, Subsidiary or Affiliate.

11.5.1	Notional Funding.

Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation under this Agreement than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

11.5.2	Actual Funding.

Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 11.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

11.6	Notices.

Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. In connection with becoming an Issuing Bank, such Issuing Bank shall provide the Paying Agent and Borrower with an address and numbers for purposes of receiving notices hereunder. Any Notice shall be effective:

(i) In the case of hand-delivery, when delivered;

(ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

(iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(v) In the case of electronic transmission, when actually received;

(vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and

(vii) If given by any other means (including by overnight courier), when actually received.

Any Lender or Issuing Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Paying Agent, and the Paying Agent shall promptly notify the other Lenders of its receipt of such Notice.

11.7	Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.8	Governing Law.

Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of

Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

11.9	Prior Understanding.

This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

11.10	Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by any Co-Administrative Agent, the Paying Agent, an Issuing Bank or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.5 [Reimbursement and Indemnification of Agents by the Borrower, Etc.], 10.7 [Reimbursement and Indemnification of Agents by Lenders] and 11.3 [Reimbursement of Lenders and Indemnification of Lenders by the Borrower; Taxes], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

11.11	Successors and Assigns; Joinder of New Lenders.

(i) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Paying Agent, each Co-Administrative Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it, subject to the consent of the Borrower, each Issuing Bank with outstanding Letters of Credit and the Paying Agent with respect to any assignment, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required if an Event of Default exists and is continuing, (2) any assignment by a Lender to any Person may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Lender's Revolving Credit Commitment unless such assignment is to an Affiliate of such Lender or to another Lender, which such assignment may be made in an amount less than $5,000,000, (3) any assignment by a Lender of its Loans or its Commitments to any other Lender may be made without the consent of the Borrower, any Issuing Bank or the Paying Agent upon written notice of such assignment to each Issuing Bank and the Paying Agent and compliance with the terms and conditions of this Section, and (4) any assignment by a Lender of its Loans or its Commitments to an Affiliate of such Lender may be made without the consent of Borrower, any Issuing Bank or the Paying Agent upon written notice of such assignment to each Issuing Bank and the Paying Agent and compliance with the terms and conditions of this Section. Notwithstanding the foregoing, in the event that the Lender is assigning its entire remaining amount of Lender's Commitment, the amounts specified in the immediately preceding clause (2) shall not be applicable. In the case of an assignment, upon receipt by the Paying Agent and each Issuing Bank of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations whether in respect of any one of its Revolving Credit Commitment, its Swing Loan Commitment, or Loans. Any Lender that assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Paying Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Revolving Credit Commitment, Etc.], 11.1.2 [Release of Collateral], or 11.1.3 [Release of Guarantor]), all of such Lender's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Lender had not sold such participation.

(ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Paying Agent the form of certificate described in Section 11.16.1 [Tax Withholding] relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12 [Confidentiality].

(iii) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Paying Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

(iv) A bank which is to become a party to this Agreement pursuant to Section 5.4.2 hereof or otherwise (each an "Additional Lender") shall execute and deliver to Agent a New Lender Joinder to this Agreement in substantially the form attached hereto as Exhibit 1.1(B). Upon execution and delivery of a New Lender Joinder, such Additional Lender shall be a party hereto and a Lender under each of the Loan Documents for all purposes, except that such Additional Lender shall not participate in any Loans to which the Euro-Rate Option applies which are outstanding on the effective date of such New Lender Joinder. If Borrower should renew after the effective date of such New Lender Joinder the Euro-Rate Option with respect to Loans existing on such date, Borrower shall be deemed to repay the applicable Loans on the renewal date and then reborrow a similar amount on such date so that the Additional Lender shall participate in such Loans after such renewal date. Schedule 1.1(B) shall be amended and restated on the date of such New Lender Joinder to revise the information contained therein as appropriate to reflect the information on the attachment to such New Lender Joinder. Simultaneously with the execution and delivery of such New Lender Joinder, Borrower shall execute a Revolving Credit Note, and deliver it to such Additional Lender together with originals of such other documents described in Section 7.1 hereof as such Additional Lender may reasonably require.

11.12	Confidentiality.

11.12.1	General.

The Paying Agent, the Co-Administrative Agents and the Lenders each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Paying Agent, the Co-Administrative Agents and the Lenders shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the review, administration, and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11 [Successors and Assigns; Joinder of New Lenders], and prospective assignees and participants that agree to be bound by this confidentiality provision, (iii) to the extent requested by any bank regulatory authority insurance company regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (v) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Lender's investment portfolio, (vi) in connection with the exercise, preservation or protection of any right or remedy hereunder or under the other Loan Documents, applicable law or equity or (vii) if the Borrower shall have consented to such disclosure.

11.12.2	Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 11.12.1 [General] as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

11.13	Counterparts.

This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page by telecopy or electronic signature delivery system (in either case in a form acceptable to the Paying Agent) shall be effective as delivery of a manually executed signature page to this Agreement and to the Assignment and Assumption Agreement.

11.14	Exceptions.

The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

11.15	CONSENT TO FORUM; WAIVER OF JURY TRIAL.

EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND

SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE PAYING AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

11.16	Certifications From Lenders and Participants.

11.16.1	Tax Withholding.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Paying Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each of the Borrower and the Paying Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under § 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to the Borrower and the Paying Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Paying Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Paying Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Paying Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Paying Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Paying Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under

§ 1.1441-7(b) of the Regulations. Further, the Paying Agent is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code.

(b) If any taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Notes or Letters of Credit, the amounts payable to such Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender receives an amount equal to the sum it would have received had no such deductions been made. The Borrower shall not, however, be required to pay any additional amount pursuant to the preceding sentence to any Lender or any assignee or participant that is not organized under the laws of the United States of America or any state thereof, if such Lender, assignee or participant fails to comply with the requirements of this Section. Whenever any taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Paying Agent for the account of such Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any taxes when due to the appropriate taxing authority or fails to remit to the Paying Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Paying Agent, the Co-Administrative Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by the Paying Agent or any Lender as a result of any such failure. The agreements in this section shall survive the termination of this Agreement and the payment in full of the Obligations hereunder.

11.16.2	USA Patriot Act.

Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Paying Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

11.17	Joinder of Guarantors.

Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Paying Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which (A) if such Subsidiary is newly formed, it shall join as a Guarantor each of the documents to which the original Guarantors are parties or (B) if such Subsidiary is newly acquired in connection with a Permitted Acquisition, it shall join the Guaranty Agreement as a Guarantor; (ii) documents in the forms described in Sections 7.1.1 and 7.1.2 modified as appropriate to relate to such Subsidiary; and (iii) except with respect to those

Subsidiaries joining as a result of a Permitted Acquisition, documents necessary to grant and perfect Prior Security Interests, subject to Permitted Liens, to the Collateral Trustee for the benefit of the Secured Parties in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Paying Agent within twenty (20) Business Days after (i) if such Subsidiary is newly formed, the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation or (ii) if such Subsidiary is an existing Person newly acquired pursuant to a Permitted Acquisition, the date of the closing of the transaction constituting such Permitted Acquisition.

11.18	Register.

The Paying Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to at Section 11.6 [Notices] a register (the "Register") and an account for each Lender in which the Paying Agent will record the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Paying Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Commitments and the Loans recorded therein for all purposes of this Agreement; provided, however that the failure of the Paying Agent to maintain the Register or an account for any Lender shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. An assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Notes in the same aggregate principal amount shall be issued by the Borrower in the appropriate amount(s) to the designated assignee and the assigning Lender, if such Lender retains any portion of its Loans, and the old Notes shall be returned by the Paying Agent to the Borrower marked "replaced." The Paying Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to it as part of the Register. The Register shall be available for inspection by the Borrower, each Issuing Bank and the Lenders and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee and meeting the requirements set forth in Section 11.11 [Successors and Assigns; Joinder of New Lenders] hereof, the Paying Agent shall (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under Section 11.11 shall be effective unless and until the Paying Agent shall have recorded such assignment in the Register. The Paying Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the of all documents required pursuant to Section 11.11 and such other documents as the Paying Agent may reasonably request.

11.19	Amendment and Restatement; No Novation; Confirmation and Agreement as to Loan Documents.

(a) This Agreement amends and restates in its entirety the Existing Credit Agreement; and the Borrower and each other Loan Party confirms that the Existing Credit Agreement, the other Loan Documents and the Collateral for the Obligations thereunder (as all such capitalized terms are defined in the Existing Credit Agreement) have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and continued to secure such obligations that are continued as the Obligations hereunder as amended hereby; and, all such Collateral (as defined in the Existing Credit Agreement), except to the extent amended or amended and restated pursuant to this Agreement and the Loan Documents, pursuant to the Loan Documents hereunder shall continue to secure the Obligations hereunder. The Revolving Credit Loans and Swing Loans hereunder are a continuation of and refinance the Revolving Credit Loans under (and as such terms are defined in) the Existing Credit Agreement. The Borrower and each other Loan Party and the Paying Agent acknowledge and agree that the amendment and restatement of the Existing Credit Agreement by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Existing Credit Agreement and other Loan Documents thereunder or the collateral security and guaranties therefor and this Agreement and the other Loan Documents are entitled to all rights and benefits originally pertaining to the Existing Credit Agreement and the other Loan Documents (as such term is defined therein), except as amended and restated pursuant to this Agreement and the Loan Documents. All Obligations represented by the Notes existing on the Closing Date remain in full force and effect and this Agreement is not intended to constitute, and does not constitute a novation or satisfaction of the Obligations represented by such Notes. Any reference to the Existing Credit Agreement and the obligations thereunder in any Loan Document, instrument, or agreement shall hereafter mean and include this Agreement and these Obligations, as amended hereby.

(b) The Borrower and each other Loan Party hereby confirms, ratifies, acknowledges and agrees that any and all of the Loan Documents set forth on Schedule 11.19 (collectively, the "Original Loan Documents" and each individually an "Original Loan Document") and each of the other collateral security documents, except to the extent amended or restated, executed in connection with or pursuant to the Existing Credit Agreement, except to the extent amended or amended and restated, (i) continue in full force and effect since their respective date of execution, and (ii) relate to the Obligations of each Loan Party under this Agreement, the other Loan Documents, and each of such other collateral security documents, and the Obligations of the Borrower and each of the other Loan Parties under this Agreement are Guarantied Obligations under the Guaranty Agreement, Secured Obligations under the Pledge Agreement and the Security Agreement, Senior Debt under the Intercompany Subordination Agreement, and Secured Obligations under the Mortgage all as described on Schedule 11.19; and each of the Borrower and each other Loan Party hereby confirms its respective Obligations under each of the foregoing Original Loan Documents and each of such other collateral security documents, as the same have been amended or amended and restated in connection herewith. In addition to the additional Loan Documents executed and delivered on the Closing Date pursuant to this Agreement, the guaranties, liens, security interests, pledges, covenants and agreements set forth in the Original Loan Documents and each of such other collateral security documents are made and granted to secure and support the Obligations under this Agreement as if the same were made, or granted on the date hereof; and the Borrower and each other Loan Party hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the indefeasible payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other Obligations of Borrower under the Loan Documents, the Borrower and such Loan Party, jointly and severally, shall perform, comply with, and be subject to and bound by each of the terms and provisions of this Agreement and each of the Original Loan Documents and each of such other collateral security documents to which it is a party to the same extent as prior to the execution and delivery of this Agreement, except as the same has been amended or amended and restated in connection herewith.

11.20	Certain Actions by Agent.

Each Lender hereby expressly agrees and irrevocably authorizes the Paying Agent that, so long as no Event of Default exists (as certified by the Loan Parties to the Paying Agent), the Paying Agent, upon request of the Borrower, may in connection with any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement (including without limitation any merger permitted by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries]) release Collateral or release any Guarantor from the Obligations under the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

CONSOL ENERGY INC.

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President and Treasurer

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

CNX MARINE TERMINALS INC.
CONSOL OF CANADA INC.
CONSOL OF CENTRAL PENNSYLVANIA LLC
CONSOL OF KENTUCKY INC.
CONSOL OF OHIO LLC
CONSOL OF WYOMING LLC
CONSOL PENNSYLVANIA COAL COMPANY LLC
J.A.R. BARGE LINES, LLC
LEATHERWOOD, INC.
MON RIVER TOWING, INC.
ROCHESTER & PITTSBURGH COAL COMPANY
WOLFPEN KNOB DEVELOPMENT COMPANY

By:	/s/ John M. Reilly
John M. Reilly, Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

CENTRAL OHIO COAL COMPANY
CONSOLIDATION COAL COMPANY
EIGHTY-FOUR MINING COMPANY
HELVETIA COAL COMPANY
ISLAND CREEK COAL COMPANY
KEYSTONE COAL MINING CORPORATION
LAUREL RUN MINING COMPANY
McELROY COAL COMPANY
SOUTHERN OHIO COAL COMPANY
TWIN RIVERS TOWING COMPANY
WINDSOR COAL COMPANY

By:	/s/ Daniel S. Cangilla
Daniel S. Cangilla, Treasurer of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

CONSOL FINANCIAL INC.

By:	/s/ Christopher C. Jones
Name:	Christopher C. Jones
Title:	Treasurer and Assistant Secretary

CNX LAND RESOURCES INC.
MTB INC.
TERRA FIRMA COMPANY

By:	/s/ Robert P. King
Name:	Robert P. King
Title:	President of each Guarantor listed above on behalf of each such entity

CONSOL ENERGY SALES COMPANY

By:	/s/ Robert F. Pusateri
Name:	Robert F. Pusateri
Title:	President and CEO

RESERVE COAL PROPERTIES COMPANY

By:	/s/ Dennis R. McCracken
Name:	Dennis R. McCracken
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

CONSOL DOCKS INC.

By:	/s/ James C. Grech
Name:	James C. Grech
Title:	President

CONRHEIN COAL COMPANY

By:	CONSOLIDATION COAL COMPANY, a general partner

	By:	/s/ Daniel S. Cangilla
	Name:	Daniel S. Cangilla
	Title:	Treasurer

CONSOL OF WV LLC

By:	/s/ Guy J. Dreskler
Name:	Guy J. Dreskler
Title:	Manager

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

CITICORP NORTH AMERICA, INC., individually and as Co-Administrative Agent

By:	/s/ Mason A. McGurrin
Name:	Mason A. McGurrin
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

PNC BANK, NATIONAL ASSOCIATION, individually, as Co-Administrative Agent and as Paying Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hoffman
Title:	Managing Director

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Slye
Name:	David Slye
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Bryan P. Read
Name:	Bryan P. Read
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jonathan R. Richardson
Name:	Jonathan R. Richardson
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:	/s/ John Gregory
Name:	John Gregory
Title:	First Vice President

By:	/s/ Donna M. Quilty
Name:	Donna M. Quilty
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Cahal Carmody
Name:	Cahal Carmody
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

BNP PARIBAS

By:	/s/ David Dodd
Name:	David Dodd
Title:	Managing Director

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

CALYON NEW YORK BRANCH

By:	/s/ Blake Wright
Name:	Blake Wright
Title:	Managing Director

By:	/s/ Joseph A. Philbin
Name:	Joseph A. Philbin
Title:	Director

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

FIRST COMMONWEALTH BANK

By:	/s/ Stephen J. Orban
Name:	Stephen J. Orban
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

NATIONAL CITY BANK

By:	/s/ Susan J. Dimmick
Name:	Susan J. Dimmick
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

SOVEREIGN BANK

By:	/s/ Robert D. Lanigan
Name:	Robert D. Lanigan
Title:	Senior Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	Linda M. Meyer
Name:	Linda M. Meyer
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

FIFTH THIRD BANK

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

SKY BANK

By:	/s/ W. Christopher Kohler
Name:	W. Christopher Kohler
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

US BANK NATIONAL ASSOCIATION

By:	/s/ David Dannemiller
Name:	David Dannemiller
Title:	Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Joint General Manager

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Bryon Pike
Name:	Bryon Pike
Title:	Senior Vice President

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

THE BANK OF TOKYO-MITSUBISHI UFJ LTD, NEW YORK BRANCH

By:	/s/ Maria Ferradas
Name:	Maria Ferradas
Title:	Authorized Signatory

[SIGNATURE PAGE - AMENDED AND RESTATED CREDIT AGREEMENT]

LENDER:

FIRST NATIONAL BANK OF PENNSYLVANIA

By:	/s/ John L. Hayes
Name:	John L. Hayes
Title:	Vice President